As filed with the Securities and Exchange Commission February 5, 1999.
                                           SEC Registration No. 333-_____
---------------------------------------------------------------------------

                   U.S. SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.
                       FORM SB-2 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                            U.S. TRUCKING, INC.
       (Exact Name of Small Business Issuer as Specified in its Charter)

          Colorado                     4213                  68-0133692
-------------------------  ----------------------------  -------------------
(State or Other Jurisdic-  (Primary Standard Industrial  (IRS Employer Iden-
 tion of Incorporation)     Classification Code Number)   tification Number)

3125 Ashley Phosphate Road, Suite 128, North Charleston, South Carolina 29418
                                (843) 767-9197
-----------------------------------------------------------------------------
                   (Address and Telephone Number of Principal
                Executive Offices and Principal Place of Business)

                           Danny L. Pixler, President
3125 Ashley Phosphate Road, Suite 128, North Charleston, South Carolina 29418
                                (843) 767-9197
-----------------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:

                              Jon D. Sawyer, Esq.
                         Krys Boyle Freedman & Sawyer, P.C.
    600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202
                                (303) 893-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
----------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
                                PROPOSED         PROPOSED
TITLE OF EACH       AMOUNT      MAXIMUM          MAXIMUM
CLASS OF SECUR-     TO BE       OFFERING         AGGREGATE      AMOUNT OF
ITIES TO BE         REGIS-      PRICE            OFFERING       REGISTRATION
REGISTERED          TERED       PER UNIT(1)      PRICE          FEE
----------------------------------------------------------------------------
Common Stock       1,166,667    $5.625         $6,562,501.88    $1,824.38
No Par Value        Shares
(2)
----------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 by reference to the average of the closing bid and ask prices of the Registrant's Common Stock on February 4, 1999, as reported on the OTC Bulletin Board.

(2)  To be offered by Selling Shareholders.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     PROSPECTUS         SUBJECT TO COMPLETION DATED FEBRUARY 5, 1999
     ----------------------------------------------------------------


     The information in this Prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securi-ties and the Selling Shareholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                             U.S. TRUCKING, INC.

                      1,166,667 Shares of Common Stock



          The Shares of Common Stock are being offered by certain
     Selling Shareholders. We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.



          The Common Stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board (Symbol: USTK). On
     February 4, 1999, the closing bid and ask prices of the Common Stock were $5.25 and $6.00.



          This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See
     "Risk Factors" starting on page 5.



          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.








                              _________, 1999

                              TABLE OF CONTENTS

                                                                PAGE

Prospectus Summary ..........................................     3
Risk Factors ................................................     5
Market Prices and Dividends .................................     9
Management's Discussion and Analysis ........................    10
Business ....................................................    15
Management ..................................................    26
Security Ownership of Management, Principal Shareholders
  and Selling Shareholders ..................................    30
Transactions With Management and Others .....................    33
Description of Securities ...................................    35
Plan of Distribution ........................................    37
Legal Matters ...............................................    38
Experts .....................................................    38
Additional Information ......................................    38
Index to Financial Statements ...............................    F-1

                              PROSPECTUS SUMMARY

THE COMPANY

     U.S. Trucking, Inc. provides transportation and logistics services. We transport full truckloads of both refrigerated and non-refrigerated commodities over various distances, primarily east of the Rocky Mountains. We also provide the following specialized transportation and logistics services:

     1.  Roller-bed trailer service for UPS and Emery Air

     2.  Transportation brokerage services

     We are a preferred carrier for a number of Fortune 500 companies, including the following:

     1.  United Parcel Service of America, Inc.
     2.  The Trane Company (a division of American Standard, Inc.)
     3.  Excel Corporation (a division of Cargill Incorporated)
     4.  Emery Worldwide (a division of CNF Transportation, Inc.)
     5.  Eaton Corporation
     6.  The Monfort division of ConAgra, Inc.
     7.  Consolidated Papers, Inc.

We are actively seeking other companies which are interested in outsourcing their transportation service needs.

     Our truckload division operates approximately 286 tractors (including approximately 112 tractors which are owned by contractors) and approximately 401 trailers (including approximately 13 which are owned by contractors).

     We intend to expand our business through internal growth and acquisitions. The truckload industry is highly fragmented, which provides a large number of acquisition opportunities. We are primarily interested in medium to long haul truckload carriers, with annual revenues of between $5-10 million, which are located close to our current facilities. This should allow us to consolidate our staffs to reduce common expenses. This is referred to in our industry as the "Stack Up" concept.

     U.S. Trucking, Inc., a Colorado corporation, was incorporated in Colorado under the name Northern Dancer, Inc. in January 1987, for the purpose of acquiring an operating company. It completed a small public offering in 1988. In September 1998 it acquired U.S. Trucking, Inc., a Nevada corporation, which is now a wholly-owned subsidiary of the Company. We refer to this company as U.S. Trucking-Nevada. U.S. Trucking-Nevada has two operating subsidiaries which it acquired in early 1997, just after it was incorporated. These are Gulf Northern Transport, Inc. and Mencor, Inc. We refer to these two companies throughout this Prospectus as Gulf Northern and Mencor.

     Unless the context otherwise requires, the term "Company" in this Prospectus refers to U.S. Trucking, Inc. and all of its subsidiaries.

     Our offices are located at 3125 Ashley Phosphate Road, Suite 128, North Charleston, South Carolina 29418. Our telephone number is (843) 767-9197.

OFFERING SUMMARY

     Securities Offered:       1,166,667 Shares of Common Stock offered by
                               Selling Shareholders

     Common Stock Presently
     Outstanding:              7,343,557 Shares

FINANCIAL SUMMARY

     This financial summary does not include all of the information in the financial statements. You should read the financial summary along with the financial statements and the notes to the financial statements which are included in this Prospectus.

Balance Sheet Data:
                            As of           As of
                         December 31,     Sept. 30,
                            1997            1998
                          (Audited)      (Unaudited)
                         ------------    -----------

Current Assets           $ 2,834,848     $ 3,538,714
Fixed Assets               6,818,517       6,013,068
Other Assets                 707,400         901,693
                         -----------     -----------
Total Assets             $10,360,765     $10,453,475

Current Liabilities      $ 4,444,404     $ 4,516,200
Other Liabilities          3,133,193       2,363,609
Stockholders' Equity       2,783,168       3,573,666
                         -----------     -----------
Income Statement Data:

                         Eleven Month                    Nine Months
                         Period Ended    Year Ended         Ended
                         December 31,    December 31,     Sept. 30,
                            1997            1996            1998
                          (Audited)*      (Audited)      (Unaudited)
                         ------------    ------------    -----------
Net Revenues
  (Freight Operations)   $17,469,281     $14,847,335     $15,827,179
Income from Operations   $ 1,034,767     $ 1,873,559     $   669,160
Net Income (Loss)        $(1,531,200)    $  (294,602)    $   209,960


* Represents the combined results of the Company's two operating subsidiaries, Gulf Northern and Mencor.

                                 RISK FACTORS

     Some of the statements contained in this Prospectus discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. Factors that could cause the results to differ include the risk factors discussed below.

     Investing in the Shares is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, among others:

1.  Prior Losses.      Although the Company was organized in 1987, it never
                       engaged in any business, other than seeking an acquisition or merger, until September 1998 when it acquired U.S. Trucking - Nevada. U.S. Trucking -
                       Nevada incurred a net loss of ($294,602) on revenues of $14,847,335 during the year ended December 31, 1996, and a net loss of ($1,531,200) on revenues of $17,469,281 during the eleven month period ended
                       December 31, 1997. While we earned $209,960 on revenues of $15,827,179 during the first nine months of 1998, there are no assurances that we will continue to operate profitably in the future. Our ability to operate profitably will depend on our ability to upgrade the age of our tractors and trailers, to refinance our existing debt and factoring arrangements, to make good acquisitions and to increase our level of revenues.

2.  Need for Addi-     At September 30, 1998, we had a working capital deficit
    tional Financing.  of $977,486.  U.S. Trucking-Nevada has been running negative cashflows since it began operations in 1997, and we need additional funds for operations and for expansion.

                       Our industry is extremely capital intensive. We depend on cash from operations, asset-based debt financing, and equity investments for funds to maintain our equipment and to expand the size of our fleet. We cannot assure you that funds will be available, or if they are available, that the terms will be acceptable. If we are unable to obtain financing when needed, we would need to operate our current fleet of tractors and trailers for longer periods, which could have a material adverse effect on our operating results due to higher maintenance costs. If funds are unavailable for acquisitions, our plans for growth would be curtailed.

3. Dependence on       A significant portion of our revenue is generated from
   Key Customers.      key customers.  During 1997, our top 10 customers
                       accounted for 59.4% of revenues. Our largest customer, Consolidated Papers, Inc. accounted for 19.2% of revenues. We do not have long-term contractual relationships with any of our customers. The loss of business from any of our key customers would probably have a material adverse effect on our business and operating results.

4.  Control by         As of the date of this Prospectus, our Officers and
    Management.        Directors beneficially own approximately 55.7% of our
                       outstanding shares. Upon completion of the sale of all of the shares by the Selling Shareholders, our Officers and Directors will continue to beneficially own approximately 55.7% of the outstanding shares.
                       This will enable management to be able to elect the Company's entire Board of Directors and to have virtually complete control over our affairs.

5.  General Economic   Our business is dependent upon a number of factors
    and Business       beyond our control that may have a material adverse
    Factors.           effect on our business.  These factors include excess
                       capacity in the trucking industry and significant increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees and insurance premiums. It is difficult at times for us to attract and retain qualified drivers and owner-operators. Our operations also are affected by recessionary economic cycles and downturns in our customers' business cycles, particularly in market segments and industries (such as retail and paper products) in which we have a significant concentration of customers. Seasonal factors could also adversely affect us. Customers tend to reduce shipments after the winter holiday season and our operating expenses tend to be higher in the winter months primarily due to increased operating costs in colder weather and higher fuel consumption due to increased idle time. Regional or nationwide fuel shortages could also adversely affect us.

6.  Competition.       The trucking industry is very competitive and
                       fragmented. Our primary competition is other truckload carriers, but we also compete with railroads, water and air transportation. The competition has caused a downward pressure on the prices we can charge. There are a number of other trucking companies that have greater financial resources, own more equipment and carry a larger volume of freight than we do.

7.  Risks Associated   We plan to expand our business by making acquisitions
    with Acquisi-      of trucking companies. However, we expect to compete
    tions              with other transportation companies for the acquisition
                       opportunities which come available. There are a number of risks associated with financing these acquisitions and integrating them in our business including the following:

                          1. Our profitability could be affected by servicing the additional debt and amortizing the expenses related to goodwill and intangible assets.

                          2. The issuance of additional equity would dilute the interests of current shareholders.

                          3. It could be difficult to assimilate the acquired company's employees, equipment, and operations.

                          4. The acquisition could divert management's attention from other business concerns.

                          5. The acquired company could operate in markets with which we have little or no familiarity.

                          6. There could be undisclosed or unforeseen liabilities associated with the acquired company.

                          7.  We could lose key employees, drivers or
                              customers of the acquired company.

8.  Dependence on      Our business is highly dependent upon the services of
    Management.        Mr. Danny L. Pixler, President, and W. Anthony Huff,
                       Executive Vice President. The loss of the services of Mr. Pixler or Mr. Huff could have a material adverse effect on our operations and future profitability.
                       We have employment agreements with Mr. Pixler and Mr.
                       Huff which run through September 2003. We do not maintain key man life insurance on either Mr. Pixler or Mr. Huff.

9.  Regulation.        We are regulated by the United States Department of
                       Transportation and by various state agencies. These regulatory authorities exercise broad powers governing activities such as authorization to engage in motor carrier operations, determination of rates and charges, and compliance with safety requirements. In addition, our operations are subject to various environmental laws and regulations dealing with the transportation, storage, presence, use, disposal and handling of hazardous materials, and underground fuel storage tanks. If we should be involved in a spill or other accident involving hazardous substances or if we were found to be in violation of applicable laws or regulations, it could have a material adverse effect on our business and operating results.

10. Claims Exposure;   We currently carry insurance in the amount of $250,000
    Insurance.         per occurrence for liability resulting from cargo loss,
                       $100,000 for each claim for personal injury and property damage, $100,000-$500,000 per claim for worker's compensation (depending on the state), and $100,000 per claim for employee medical and hospitalization. We believe these amounts are adequate and comparable to the insurance maintained by other companies operating in our business. However, to the extent we were to experience an increase in the number of claims, or claims greater than the amounts of these policies, our operating results would be materially adversely affected. In addition, signifi-cant increases in insurance costs, to the extent not offset by freight rate increases, would negatively impact our operating results.

11. Potential          Our Shares are not listed on Nasdaq or any exchange.
    Liquidity          Trading is conducted in the over-the-counter market
    Problems.          on the OTC Bulletin Board, which was established for
                       securities that do not meet the Nasdaq or exchange listing requirements. Consequently, selling U.S.
                       Trucking shares is more difficult because smaller quantities of shares are bought and sold and security analysts' and news media's coverage of U.S. Trucking is limited. These factors could result in lower prices and larger spreads in the bid and ask prices for our shares.

12. Risks of low-      Because our Shares are not currently listed on Nasdaq
    priced Shares.     or an exchange, they are subject to Rule 15g-9 under
                       the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than estab-lished customers and institutional accredited in-vestors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule affects the ability of broker-dealers to sell our shares and may affect the ability of shareholders to sell our shares in the secondary market.

13. No Dividends       We intend to retain any future earnings to fund the
    Anticipated.       operation and expansion of our business.  We do not
                       anticipate paying cash dividends on our shares in the foreseeable future.

14. Shares Eligible    We currently have 7,343,557 shares of Common Stock
    for Future Sale.   outstanding and the following is a breakdown of these
                       shares:

     We cannot pre-      * Free Trading              1,241,152
     dict the de-        * Restricted:               6,102,405
     pressive effect       Currently eligible for
     of resales.             sale under Rule 144        48,438 Shares
                            Being offered in this
                             Prospectus              1,166,667 Shares
                            Will be eligible for
                             sale in September
                             1999                    4,887,300 Shares

                       We are unable to predict the effect that sales made in this offering or under Rule 144 may have on the then prevailing market price of our Shares. It is likely that market sales of large amounts of these or other U.S. Trucking shares (or the potential for those sales even if they do not actually occur), will have the effect of depressing the market price of our shares.

                          MARKET PRICES AND DIVIDENDS

     The Company's Common Stock trades in the over-the-counter market, under the symbol "USTK". There were no quotations for the Company's Common Stock during the last three years until after the closing of the reverse acquisition of U.S. Trucking-Nevada. Quotations resumed during September 1998. The following table shows the high and low bid prices for the Company's Common Stock for the periods indicated as reported by the OTC Bulletin Board. These prices are believed to be inter-dealer quotations and do not include retail mark-ups, mark-downs, or other fees or commissions, and may not represent actual transactions.

             Quarter Ended                   High Bid     Low Bid
             --------------                  --------     -------

             September 30, 1998              $1.875       $0.002
             December 31, 1998               $4.50        $0.75

     As of January 26, 1999, the Company had approximately 156 shareholders of record. This does not include shareholders who hold stock in their accounts at broker/dealers.

     Holders of Common Stock are entitled to receive dividends declared by the Company's Board of Directors. No dividends have been paid on the Company's Common Stock and no dividends are anticipated to be paid in the foreseeable future.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements of the Company and related footnotes appearing in this Prospectus.

GENERAL

     The Company was established in March of 1997 by combining under U.S. Trucking-Nevada the operations of Gulf Northern, a mid- to long-haul truckload carrier, Mencor, a third party logistics (brokerage) company, selected assets of another truckload company, and the customer base of a small specialized truckload air freight company. The latter two divisions were contributed to U.S. Trucking-Nevada by U.S. Transportation Services, Inc. ("USTS"). During 1997, the Company consolidated operations, implemented manpower reductions, and blended all trucking operations under Gulf Northern and all brokerage operations under Mencor.

     The Company's operating results are primarily driven by the results of the truckload business of its primary operating subsidiary, Gulf Northern.
The Company suffered an extraordinary loss in the year ended December 31, 1997, due to expenses associated with combining highly unprofitable operations of the two divisions from USTS with Gulf Northern and Mencor, and from extraordinary amortization and depreciation charges. The problems associated with combining these operations were eliminated by the end of the first quarter of 1998.

RESULTS OF OPERATIONS

     NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

     Revenues increased $1.7 million or 12.6% to $15.8 million in the first nine months of 1998 as compared to $14.1 million in the first nine months of 1997. This increase was primarily the result of internal growth of the Company's long-haul division.

     The Company's operating ratio (operating expenses divided by operating revenues) decreased from 105.3% in the first nine months of 1997 to 95.8% in the first nine months of 1998. This reduction in the Company's operating ratio was primarily due to (1) the lower fuel cost resulting from lower fuel prices and greater usage of owner-operators which provide their own fuel, (2) lower insurance and claims, and (3) lower salaries, wages and benefits resulting from a reduction of driver payroll caused by greater use of owner-operators and a reduction in the wages paid to the drivers in one of the divisions acquired from USTS.

     Total operating expenses for the first nine months of 1998 increased $240,312 to $15.1 million, as compared to $14.9 million, for the first nine months of 1997 primarily due to the $907,336 increase in purchased transportation costs as the Company increased its use of owner/operators. General and administrative expenses increased $150,856 due primarily to an increase in accounting fees related to preparing the Company for a transaction with a public shell, and a general increase in a number of other components due to the increased level of activity. These increases were offset by a $372,960 decline in fuel costs due to lower fuel prices and fewer miles driven by the Company's vehicles, a $270,027 decline in insurance and claims attributable to the Company changing over to a captive insurance program in early 1998, and a $51,279 decline in salaries, wages and benefits. The rates of pay of the drivers absorbed from other USTS operations were reduced to bring them into line with those of the Gulf Northern drivers.

     Salaries, wages and employee benefits expenses decreased $51,279 to $4.0 million for the first nine months of 1998 as compared to $4.05 million for the first nine months of 1997, and decreased as a percentage of total operating revenues from 28.6% in the first nine months of 1997 to 25.3% for the first nine months of 1998. This decrease as a percentage of revenue was primarily due to increased use of owner-operators and the decrease in the actual dollar amount was due to reduced driver payrolls.

     Payments to owner-operators increased $1 million or 32% to $4 million for the first nine months of 1998 as compared to $3 million for the first nine months of 1997. This was mainly the result of a growth in sales generated by owner-operators of more than 27% in the first nine months of 1998 as compared to the first nine months of 1997.

     Depreciation and amortization expense for the first nine months of 1998 increased $17,672 to $1.2 million or 7.5% of revenue, as compared to $1.18 million or 8.3% of revenue, for the first nine months of 1997. The increase in the actual amount of deprecation and amortization was due primarily to increased amortization costs due to the restructuring of certain loan costs. Deprecation and amortization decreased as a percentage of total revenues due to the increase in revenues from owner-operators which provide their own tractors.

     Interest expense for the first nine months of 1998 decreased $44,000 or 7.8% to $513,000 as compared to $557,000 for the first nine months of 1997. This decrease was the result of lower cost of borrowing as the result of restructuring loans on the Company's equipment debt, lower interest rates on the more recent portions of other equipment loans and lower factoring fees due to improved collections of the Company's receivables.

     YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     Revenues for the year ended 1997 were $18.5 million compared to net revenues of $14.8 million for the year ended 1996. The increase in revenues was primarily due to the fact that the 1996 results included only Gulf Northern and Mencor while 1997 also included the business of the two divisions of USTS which were combined with Gulf Northern and Mencor when the Company was formed.

     Operating expenses for 1997 were $17.0 million, or 92% of revenue, as compared to $13.0 million, or 88% of revenue, for 1996 (an increase of 31%). This increase was due primarily to the increase in business associated with the operations added in early 1997, which yielded higher driver payroll, increase in percentage paid to owner-operators, higher fuel costs and higher maintenance costs as a percentage of revenue. Fuel expenses increased $766,00 or 46% to $2,480,000 from $1,720,000 for fiscal 1996.

     Salaries, wages, employee benefits and other administrative expenses for the year ended 1997 were $2,150,000, or 11.6% of revenue, compared to $2,030,000, or 13.7% of revenue, for the year ended 1996. The increase in the dollar amount was due to the addition of the new businesses. The decrease of such costs as a percentage of revenue was due to decreases in fixed costs, such as administrative payroll, rents, communications expenses and health insurance costs.

     Depreciation and amortization expenses for 1997 were $1.44 million, or 7.8% of revenue, as compared to $977,000, or 6.6% of revenue, for 1996. This increase was due to additional equipment being added to the Company's fleet, increased amortization costs due to the restructuring of certain loans and increased depreciation due to certain capitalized repairs.

     Interest expense for 1997 was $703,000, or 3.8% of revenue, as compared to $649,000, or 4.4% of revenue, for the year ended 1996. The increased interest expense was due to the increase in the amount of debt outstanding due to the debt assumed in connection with the additional tractors and trailers contributed to the Company by USTS.

     Freight settlements paid to outside carriers decreased $209,000 or 10.4% (to 90.9% of revenues) for the year ended 1997 as compared to $2.0 million or 90.1% of revenues for the prior year. This decrease resulted from slightly fewer loads being brokered in 1997.

CAPITAL RESOURCES AND LIQUIDITY

     As of September 30, 1998, the Company had a working capital deficit of $(977,486) compared to a deficit of $(1,609,556) at December 31, 1997.

     Effective February 1, 1997, the Company acquired all of the outstanding capital stock of Gulf Northern and of Mencor, as well as selected assets (tractors and trailers) of Jay & Jay Transport for the assumption of debt. The Company has assumed various notes as the schedule below indicates.

     Following is a schedule of the Company's existing long-term debt as of September 30, 1998:

                                                       Monthly
                Creditor                  Balance      Payments
                --------                ----------     --------

        Associates Leasing Corp.        $  464,000     $ 31,497
          (Milwaukee)
        Associates Leasing Corp.           520,000       26,597
          (Buffalo & Philadelphia)
        ITC (Indianapolis)                 373,000       16,000
        GECC                             1,630,000       45,000
        Navistar Financial                 318,000       12,933
        GECC (Columbus)                    421,000       14,528
                                        ----------     --------
             Total                      $3,726,000     $146,555

     At times, the Company enters into leasing agreements for short- or long-term equipment needs. The Company currently has three leasing agreements in place for tractors and trailers. The expenses are booked as straight operating expenses on a month-to-month basis.

     The Company has from time to time been in arrears with its equipment lenders, but the Company has maintained excellent working relations with all of its lenders and management believes that it continues to be in good status with all of its lenders. The Company is seeking a bundled refinancing at this time to consolidate its debt, lower interest expense and expand its operating line. (See below.)

     During August and September 1998, the Company raised $575,000 in a private offering of Common Stock. The proceeds from the private offering were used for the retirement of debt related to receivables financing, payment of fees incurred in connection with the acquisition of U.S. Trucking-Nevada by the Company and working capital.

     The Company anticipates that the proceeds of the recent offering, together with projected cash flow from operations, will be sufficient to fund the Company's operations for at least 12 months. In order to expand, the Company intends to raise additional funds through private placements of equity and/or debt securities. During January 1999, the Company commenced a private offering of 2,000,000 shares of Series B 8% Convertible Preferred Stock at a price of $3.00 per share on a 150,000 share minimum, 2,000,000 share maximum basis. Each share of Series B 8% Convertible Preferred Stock will be convertible into one share of Common Stock. The proceeds, if any, from this offering would be used for working capital, debt reduction and acquisitions.

     During December 1998, the Company closed two financing transactions with General Electric Capital Corporation ("GE Capital"). One transaction involves a revolving credit facility in an amount up to $5,000,000 which replaced the existing accounts receivable factoring facility. The other transaction includes an equipment refinance loan in an amount of approximately $3,332,000, an equipment lease for approximately $1,120,000, and an equipment lease for approximately $2,944,150.

     The revolving credit facility provides that the lender will loan up to 85% on the Company's eligible accounts receivable at an interest rate equal to a defined rate which is the 30-day dealer commercial paper rate plus 4.5 percent. The loan has a three year term and it is secured by all existing and after-acquired assets of the Company other than encumbered rolling stock. Approximately $100,000 in fees were paid and this facility was personally guaranteed by Dan Pixler and Anthony Huff.

     The other transaction includes one loan and two lease transactions. The loan for approximately $3,332,000 was used to refinance two existing GE Capital loans, and several other existing loans. This loan has a three year term and it is secured by the tractors and trailers which collateralize the existing loans less the collateral which GE Capital agrees may be sold. The first lease transaction in the amount of approximately $1,120,000 was used to acquire twenty-five (25) 1996 or 1997 tractors. This lease has a four year term. The second lease in the amount of approximately $2,944,150 was used to acquire forty-three (43) new Wabash 53' air ride refrigerated trailers and forty-five (45) new Wabash 53' air ride dry vans with logistics systems. This lease has a seven year term. The loan and the two leases were personally guaranteed by Dan Pixler and Anthony Huff.

     Under these transactions, the Company's monthly debt service remained virtually the same, but the Company's fleet was expanded and upgraded.

YEAR 2000 COMPLIANCE

     The Company is in the midst of implementing its plan to ensure year 2000 compliance of its computer hardware and software. The plan is centered around the purchase of a new hardware system consisting of a Compaq proliant P2 300 300 MHz processor, 320 MB RAM, 2/9.1 GB mirror hard drive, and a Server Tower which is installed in the Charleston, South Carolina, location. From the system will be generated all functions of the Company's operating systems including, but not limited to, the initiation of loads, dispatch, billing, accounts payable and receivable, general ledger functions and preparation of financial statements. All maintenance records for all of the trucks, inventory records for all parts and supplies, claim records and accident records as well as fuel and mileage for taxing bodies will be supplied. Information from the Company's fuel provider, Comdata, will be downloaded into the system over the Internet on a daily basis. The Company has received data from Comdata with respect to their program for year 2000 compliance and is satisfied that they will be in total compliance.

     The new software system has been fully operational for the agent program and brokerage business since November 1998. The Company anticipates the complete system to be installed and begin operating Company-wide by March 1, 1999. At present, the Company is working with its hardware provider to have installed PC workstations for use with a Windows NT User Network, MS Exchange 50 User Internal E-mail. Each workstation is a Compaq Deskpro EP Pentium 333 Mhz. Protrip software from Computerized Management Services of Sioux Falls, South Dakota, will be used. The Company is currently also preparing and reviewing its database information on its current system for transfer to the new system in an effort to streamline the flow of information from one system to the other.

     The Company may also be vulnerable to the failure of other companies to be year 2000 compliant. The Company has commenced its assessment of whether third parties with whom the Company has material relationships are year 2000 compliant. The Company is evaluating its vendors and suppliers to determine if there would be a material effect on the Company's business if they do not timely become year 2000 compliant. The same analysis is being made for significant customers. The Company has not yet initiated formal contingency planning processes to mitigate the risk to the Company if any vendors or customers are not prepared for the year 2000, but the Company intends to complete this process by June 30, 1999.

     Although the Company expects its internal systems to be year 2000 compliant, the failure of any of its significant vendors or customers to correct a material year 2000 problem could result in an interruption in certain normal business activities and operations. Due to the general uncertainty inherent in the year 2000 problem, resulting in part from the uncertainty of the year 2000 readiness of third parties which the Company relies on, the Company is unable to determine at this time whether the consequences of year 2000 failures will have a material adverse impact on the Company's results of operations, but the Company believes that with the implementation of its new computer system and completion of its assessment of its vendors and customers, the possibility of significant interruptions of normal operations should be reduced.

                                    BUSINESS

GENERAL

     U.S. Trucking, Inc. provides transportation and logistics services. We transport full truckloads of both refrigerated and non-refrigerated commodities over various distances primarily east of the Rocky Mountains. We also provide the following specialized transportation and logistics services:

     1.  Roller-bed trailer service for UPS and Emery Air

     2.  Transportation brokerage services

     We are a preferred carrier for a number of Fortune 500 companies, including:

     1.  United Parcel Service of America, Inc.
     2.  The Trane Company (a division of American Standard, Inc.)
     3.  Excel Corporation (a division of Cargill Incorporated)
     4.  Emery Worldwide (a division of CNF Transportation, Inc.),
     5.  Eaton Corporation
     6.  The Monfort division of ConAgra, Inc.
     7.  Consolidated Papers, Inc.

We are actively seeking other companies which are interested in outsourcing their transportation service needs.

     Our truckload division operates approximately 170 tractors (including approximately 65 tractors which are owned by contractors) and over 230 trailers (including approximately 25 which are owned by contractors).

     We intend to expand our business through internal growth and acquisitions. The truckload industry is highly fragmented, which provides a large number of acquisition opportunities. We are primarily interested in medium to long haul truckload carriers, with annual revenues between $5-10 million, located close to the Company's current facilities. This should allow us to consolidate our staffs to reduce common expenses. This is referred to in our industry as the "Stack Up" concept.

     U.S. Trucking, Inc., a Colorado corporation, was incorporated in Colorado under the name Northern Dancer, Inc. in January 1987, for the purpose of acquiring an operating company. It completed a small public offering in 1988. In September 1998, it acquired U.S. Trucking-Nevada which is now a wholly-owned subsidiary of the Company. U.S. Trucking-Nevada has two operating subsidiaries which it acquired in early 1997 just after it was incorporated. These are Gulf Northern and Mencor.

     The Company's primary operating subsidiary, Gulf Northern, has operated as a truckload carrier since it was formed in 1991. In an effort to increase the size and scope of its business and to obtain access to expansion capital, its management sold it to U.S. Transportation Systems, Inc. ("USTS") in early 1997 in exchange for a 25% ownership interest in U.S. Trucking-Nevada. The remainder of U.S. Trucking-Nevada was owned by U.S. Transportation Systems, Inc. ("USTS"), at the time, a publicly-traded transportation company. As it became clear that the expected benefits from affiliating with USTS would not be forthcoming, Messrs. Huff and Pixler arranged for Logistics Management, LLC to repurchase the majority position held by USTS in May 1998.

THE TRUCKLOAD SEGMENT OF THE TRANSPORTATION INDUSTRY

     The Company estimates that the for-hire truckload market segment of the transportation industry accounted for more than $165 billion of revenue in 1997. The truckload transportation industry currently is undergoing changes that affect both shippers and carriers. Shippers (the customers of trucking companies) have been focusing their capital resources on their primary businesses and are outsourcing their transportation and logistics requirements. Shippers increasingly have been seeking to reduce the number of authorized carriers they utilize and to establish service-based, long-term relationships with smaller groups of preferred or "core carriers" who are often able to provide a wide range of services. In order to compete with shippers for preferred or core carrier status , a carrier must have sufficient available equipment and drivers and other logistical capabilities to meet the shippers' requirements. While the truckload transportation market remains highly fragmented, there is an emerging trend among carriers toward consolidation in order to become better positioned with customers as core carriers. Carriers are also consolidating to take advantage of economies of scale in purchasing equipment, in purchasing insurance, and in recruiting and retaining drivers.

     The truckload transportation market generally consists of a service-sensitive segment and a price-sensitive segment. Shippers of high value or time-sensitive goods tend to be more concerned with the service capability of the carrier than simply obtaining the lowest priced transportation. In many cases, carriers choose either to provide premium service and charge rates consistent with that service or to compete primarily on the basis of price. The truckload market is further segmented on the basis of length of haul. In the long haul market, the average length of haul is greater than 1,500 miles. In this segment, truckload carriers compete with air freight on the basis of lower prices and with railroads on the basis of time of delivery. In the medium-to-long haul segment, the average length of haul ranges from 750 miles to 1,500 miles. The Company's average length of haul is approximately 880 miles.

TRANSPORTATION BROKERAGE SERVICES

     The Company offers transportation brokerage services through its wholly-owned subsidiary Mencor. The Department of Transportation granted Mencor a license in April 1994 which provides it with authority to engage as a freight broker in interstate commerce. Mencor arranges return hauls for common carriers and corporations transporting their own goods who have completed their initial delivery. This enables the carrier to cover the cost of returning to their home location. For this service we receive the difference between the amount we pay with the returning shipper or carrier to effect the move, and the amount we receive from the shipper.

OPERATING STRATEGY

     The Company's operating strategy is to provide high quality transportation and logistics services that position the Company as a preferred supplier or "core carrier" to major shippers. The Company does not compete primarily on a price basis. The Company seeks to effect this strategy by providing reliable time-definite pick up and delivery services. An important factor in the Company's ability to effect this strategy is the ready availability of drivers. The Company seeks to address the chronic driver shortage in the trucking industry through a variety of practices. See "Drivers" below. Management believes its driver retention history is significantly better than the industry average.

     Management believes that the Company's operating strategy has positioned it to capitalize on evolving trends in the transportation industry. Shippers are reducing their number of approved carriers to a small group of core carriers, and often outsourcing their transportation needs entirely to logistics providers. The small carriers, without the capacity to adequately service these shippers or offer logistics services will not benefit from this trend. As a medium size carrier with the capability to also offer logistics and warehousing services (which helps in obtaining business from companies utilizing "just-in-time" distribution methods), the Company is well-suited to capitalize on this trend.

     The Company has also recently instituted an agent program, pursuant to which the Company allows small carriers to operate under the Company's authority as an agent of the Company. In this program the agent provides its customers and business. The Company collects all of the revenues from the shippers and pays the agent 85% of the revenue less certain expenses paid by the Company such as fuel costs and pallet costs. The Company provides the agent with liability insurance coverage and certain administrative services such as billing and collecting receivables. The Company also provides the agent with access to the Company's other insurance coverages such as medical and hospitalization insurance. The agent is required to deposit one percent (1%) of its revenue in an escrow to cover any bad debts, and it must pay all cash expenses including tolls, tractor washes, and any of its own other operating expenses.

ACQUISITION STRATEGY

     The Company intends to actively seek acquisition candidates to expand its business and to increase its market share. The Company plans to use what has been described as the "Stack Up" concept. Stack Up refers to seeking acquisitions of companies with facilities located in the same geographical locations as the Company, whenever possible, allowing for faster consolidation of staffs and faster reduction of duplicated costs. Management believes that a Stack Up strategy is appropriate for the Company because the medium to long-haul trucking industry is characterized by several large companies and many small companies ("Mom and Pops") which are not able to achieve competitive advantages related to size, yet are too small ($5 to $10 million revenues) to attract the interest of the larger operators. The Mom and Pops constitute a large and fragmented segment of the industry. These companies do not have sufficient resources to serve as "core" carriers or to afford the technology required to operate as efficiently and cost-effectively as their larger competitors.

     The Company believes that through careful selection of acquisition candidates, certain small operators can be acquired on terms favorable to the Company and that the operating results of these firms will improve as they are integrated into the Company's logistical framework. The Company intends to use a combination of cash, stock, debt and equity securities to facilitate its acquisition and expansion plans. No assurance can be given that the Company will be able to effect this strategy. The Company is currently holding discussions relating to several potential acquisitions, but does not anticipate making any acquisitions until adequate financing is in place.

LETTER OF INTENT AND MANAGEMENT SERVICES AGREEMENT WITH MID-CAL EXPRESS, INC. AND MID-CAL LOGISTICS, INC.

     The Company has entered into a letter of intent with Mid-Cal Express, Inc. and Mid-Cal Logistics, Inc. (collectively referred to as "Mid-Cal") which relates to the purchase by the Company of substantially all of the assets of

Mid-Cal. According to the letter of intent, the Company would pay 400,000 shares of its Common Stock for these assets. The closing of this transaction will be subject to the completion of due diligence by the Company, the execution of a definitive agreement by the parties, approval by the Board of Directors of the Company, and approval by any other parties such as banks, lessors or creditors whose consent is required.

     Mid-Cal is a truckload carrier which transports a range of commodities, including refrigerated food products, manufactured goods, retail store merchandise, paper products, beverages, parts and chemicals between the Western and Northeastern United States and the provinces of Ontario and Quebec, Canada. Mid-Cal also operates a logistics business. Mid-Cal's gross revenue for the fiscal year ended December 31, 1997, was approximately $15.9 million and it had a net loss of approximately $695,000. Mid-Cal Express, Inc. and Mid-Cal Logistics, Inc. are subsidiaries of Prime Companies, Inc., an SEC reporting company.

     In furtherance of the Letter of Intent, the Company has entered into a Management Services Agreement with Mid-Cal effective December 30, 1998, whereby the Company agreed to manage Mid-Cal's freight transportation and terminal operations until February 28, 1999, subject to an extension at the Company's discretion until June 30, 1999. The agreement provides that the Company will render management services in connection with the day-to-day operations of Mid-Cal including rendering advisory services with respect to
(a)dealings with lenders, (b) insurance issues, (c) negotiating owner-operator settlements, and (d) matters related to the continued employment or severance of employees. The Company is also responsible for all billings and collections for all shipping contracts, terminal charges, and all other revenue producing activities of Mid-Cal. The Company will be paid management fees equal to 2% of all revenues collected pursuant to the agreement up to a maximum of $40,000.

     The agreement also provided that the Company would use its best efforts to renegotiate various equipment financing and lease agreements on Mid-Cal's rolling stock, many of which are past due.

     The purpose of this agreement was to allow the Company and Mid-Cal to negotiate an agreement whereby the Company would acquire substantially all of the operating assets of Mid-Cal in exchange for 400,000 shares of the Company's common stock. Such a transaction will not be consummated until satisfactory arrangements are in place for the payment of amounts owing to Mid-Cal's creditors, or other arrangements satisfactory to Mid-Cal's creditors have been agreed upon.

     Since December 30, 1998, the Company has been actively involved re-negotiating the principal equipment financing and lease agreements, and it has been doing so in the name of the Company, with the Company becoming the owner or lessee of the equipment. Therefore, as of February 5, 1999, the Company has effectively taken ownership or control of nearly all of Mid-Cal's tractors and trailers.

MARKETING

     The Company markets high quality, "just-in-time", temperature-sensitive and dry freight truckload services in the truckload carrier market. These services include roller-bed trailer services to select air freight companies such as UPS and Emery. The Company also provides small package pickup and delivery services for air freight forwarders in three Florida cities.

     The Company's operations are primarily east of the Rocky Mountains with an emphasis on the Midwest, Southeast and Northeast United States. The Company believes that it has established a presence in these regions and has developed a competitive ability for the return shipment of goods, which reduces the amount of empty truck miles and increases overall productivity and profitability.

     Marketing personnel emphasize the Company's commitment to high levels of service, flexibility, responsiveness, analytical planning and information management in order to position the Company to serve customers' demands for time definite pickup and delivery. The Company's marketing personnel seek to strengthen the company's position with existing customers and establish it with prospective customers.

     Dan L. Pixler, the Company's President & CEO, is directly involved in marketing the Company's services at the national account level and he also supports local sales activity. The Company also has an eastern sales manager.

     The Company's largest 15 customers are:   Consolidated Papers, Inc., The
Trane Company, Revco D.S., Inc., Excel Corporation, Pharmor, Cadbury Schweppes, Emery Worldwide, United Parcel Service of America, Inc., Seneca Foods Corporation, Eaton Corporation, Weyerhauser Company, Copps Distributing, Blue Berry Confections, Bi-Lo Sales and services, and OK Grocery.
Consolidated Papers, Inc. accounted for 16% of the Company's revenues during the year ended December 31, 1997.

     The Company maintains a strong commitment to expanding its relationships with existing customers. Customer shipping patterns are monitored daily, allowing the Company flexibility in responding rapidly to the varying service demands of its customers. The Company has written motor carrier contracts with approximately 90% of its customers. The contracts generally specify lanes to be serviced (regions) and negotiated price agreements; they do not have any provision regarding the volume to be carried. The loss of the Company's largest customers could materially adversely affect the Company's operating results.

OPERATIONS

     All of the Company's offices and terminals are leased. The Company's executive office is located in North Charleston, South Carolina, where billing, collections, brokerage, banking and overall management of the Company take place. The lease, which expires November 1, 1999, covers 5,000 square feet of rental space and provides for monthly rent of $2,800. The Company believes that this facility is adequate for its present needs.

     The Company also maintains the following other office, terminal and warehouse locations:

            Location                         Description
            --------                         -----------

    Wisconsin Rapids, Wisconsin     A 3,000 square foot office, a
                                    9,800 square foot warehouse, and a
                                    four bay repair shop leased for
                                    $6,500 per month (this facility is
                                    owned by Messrs. Huff and Pixler)

    Kansas City, Missouri           A 900 square foot office and a two
                                    bay repair shop leased for $3,150
                                    per month

    Savannah, New York              A 2,000 square foot office and two
                                    bay repair shop leased for $2,024
                                    per month (this facility is owned by
                                    Mr. Pixler)

    Orlando, Florida                A 500 square foot office
                                    leased for $550 per month

    Jacksonville, Florida           A 375 square foot office and a
                                    1,125 square foot warehouse leased
                                    for $1,003 per month

    W. Palm Beach, Florida          A 568 square foot office and a
                                    1,500 square foot warehouse leased
                                    for $1,100 per month

     Each of the Company's terminals is headed by a terminal manager. Some locations include maintenance facilities and driver lounges, and all are active in the recruiting of drivers and all provide local or regional customer service and dispatch functions.

     The Company utilizes various computer systems, which enable order taking, driver tracking, billing and cash application procedures. The Company is in the process of enhancing these systems by adding new servers, new personal computers and new software, all of which will contribute to the Company's Year 2000 readiness. When completed this will enable the Company to track its tractors and trailers more effectively, and to handle billing and maintenance. The Company currently does not anticipate introducing satellite driver communications in the near future, although the Company's new computer systems will be compatible with, and able to accommodate, such a system.

TRACTORS AND TRAILERS

     The Company operates a fleet of approximately 286 tractors, including 112 tractors that are owned by independent contractors, and 401 trailers, including 13 trailers that are owned by independent contractors. Since the closing in December 1998 of the financing with General Electric Capital Corporation, the Company has traded 18 older tractors for 20 newer tractors. The Company has also traded 91 aged trailers for 63 new trailers which includes 43 refrigerated trailers and 20 dry vans. The Company has also recently added 65 tractors which are all 1996 or newer and 149 refrigerated trailers. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- CAPITAL RESOURCES AND LIQUIDITY.")

     The Company's policy is to purchase quality late-model tractors and refrigerated and dry trailers that meet the Company's specifications. The Company had financed its tractor and trailer purchases through several asset-based finance agreements. The Company also contracts with owner-operators to provide additional tractors and trailers. The Company has established standard specifications for the purchase of equipment replacements. Each of the Company's tractors is equipped with a sleeper cab to permit the drivers to comply conveniently and cost effectively with the DOT hours of service guidelines and to facilitate team operations when necessary.

     The Company is developing a plan to replace it tractors every four years and its trailers every seven years. The Company maintains warranties that extend beyond the four year life of the tractors on all engines, transmissions, drive axles and running gear.

     The Company has established a maintenance program that tracks service intervals, repairs, and component history and management believes that this program will increase the number of miles achieved between engine overhauls. Most of the Company's maintenance is performed at its Wisconsin Rapids, Wisconsin and Savannah, New York terminals.

DRIVERS

     All of the Company's drivers must meet specific guidelines relating primarily to safety record, driving experience and personal evaluation, including DOT mandated drug testing and personal background checks. The Company recruits and retains drivers by offering competitive compensation packages, purchasing quality tractors and equipping them with optimal comfort and safety features (such as air-conditioning, power steering, engine brakes and sleeper cabs), generating driver friendly freight, maintaining an open door policy, paying bonuses, providing a stock ownership program, and emphasizing training and retention programs. The Company maintains experienced driver recruiters.

     The Company requires that prospective drivers have a minimum of one year of truck driving experience in order to be considered for a position with the Company. In addition, new drivers are required to meet all DOT requirements. Upon hiring a driver, the Company conducts an orientation program covering such topics as the Company's business, policies, procedures, safety, benefits, maintenance and operation of equipment.

     Company drivers and independent contractors are paid a percentage of loaded revenue, and/or cents per mile. Drivers can earn bonuses on a per mile basis for safety, paperwork, compliance and number of miles driven each year. All employees, including drivers, will be eligible to participate in the Company's 401(k) plan and health and life insurance plans.

     Although the Company currently has an adequate number of drivers, there can be no assurance that the Company will not be affected by a shortage of qualified drivers in the future. Significant driver turnover is a problem with the Company and the industry as a whole. In addition, the trucking industry is experiencing a diminished workforce of qualified drivers. As a result, the Company must compete with other transportation service companies for the available drivers. The Company anticipates that the intense competition for qualified drivers in the trucking industry will continue.

     In addition to its driver employees, the Company contracts with a select group of independent contractors who own and operate their own tractors and trailers. The Company's selection process for independent owner-operators is substantially the same as the process for employees. Each owner-operator is required to enter into an owner-operator lease agreement with the Company which is cancelable by either party upon thirty days notice. The owner-operators provide the Company with an additional source of drivers, particularly during periods of peak demand for transportation services.

INSURANCE AND SAFETY

     The Company's safety department is responsible for training and supervising personnel to keep safety awareness at its highest level. The Company has implemented an active safety and loss prevention program at its corporate headquarters and all of its terminals. In July 1994, Gulf Northern successfully completed a safety audit and compliance review by the Department of Transportation, Federal Highway Administration and is operating with a satisfactory rating. The emphasis on safety begins in the hiring and continues in orientation, safety training, and drug testing. Newly hired drivers, regardless of experience level, must participate in a training program.

     The Company's safety and loss prevention program is comprised of the ongoing education, training and retraining of drivers regarding safe vehicle operation, loading and unloading procedures, and accident reporting. It also includes random drug testing. The program is overseen by the Company's Director of Safety. It is Company policy to reward drivers who have satisfied safety performance goals established by the Company. Safe-driver awards are presented based upon the number of miles a Company driver or owner-operator accumulates in service without a "chargeable accident" as defined by DOT regulations. Awards are presented on an annual basis and consist of cash payments.

     The Company has implemented a written disciplinary system for its employee drivers and owner-operators. Pursuant to this system, disciplinary action ranges from written warnings to immediate termination depending on the frequency and severity of the offense. The most serious offenses include violations of local, state or federal regulations while on duty, unauthorized use of Company equipment, willful or negligent damage of Company equipment or property or injury to another person, carrying, possessing or being under the influence of intoxicants or narcotics while on duty or on Company premises, possession of firearms or other lethal weapons while on duty or while on Company premises and other similar offenses. The Company's Director of Safety continuously monitors driver performance and makes recommendations to the Company's executive officers regarding employment and retention of drivers.

     The Company is committed to securing appropriate insurance coverage at cost-effective rates. The primary risks that arise in the trucking industry consist of cargo loss and damage, personal injury, property damage and workers' compensation claims. The Company maintains insurance that it believes is adequate to cover its liabilities and risks.

     The Company has set up captive insurance arrangements with an insurance company pursuant to which the Company makes monthly payments into a loss reserve fund in addition to the payments it makes to the insurance company. The fund is then used to pay off claims for liability to third parties for personal injuries and property damage up to $100,000 per occurrence and up to an aggregate of $615,000. Any claims in excess of these limits are covered by insurance up to $1 million per occurrence. To the extent that the annual claims are less than the amount projected by the insurance company, the Company receives back a portion of the reserve fund.

     The Company also has an insurance policy which covers cargo loss and damage up to $250,000 per occurrence, and an insurance policy which covers workmen's compensation claims in amounts from $100,000 to $500,000, depending on the state where the worker lives.

FUEL MANAGEMENT

     Motor carrier service is dependent upon the availability of diesel fuel. The Company manages fuel purchases by directing its drivers to certain truck stops along designated routes that give the Company certain discounts in return for volume purchases on a recurring basis. Through the use of computerized monitoring devices imbedded in the engines of its tractors, the Company monitors fuel usage, miles per gallon, cost per mile, and cost per gallon. The Company has not experienced any difficulty in maintaining fuel supplies sufficient to support its operations. Historically, the Company has been able to pass on a portion of fuel price increases to its customers. Nevertheless, shortages of fuel, increases in fuel prices or fuel tax rates or rationing of petroleum products could have a material adverse effect on the operations and profitability of the Company.

COMPETITION

     The trucking industry is highly competitive and fragmented. The Company competes primarily with other medium to long-haul, temperature-controlled and dry truckload carriers; internal shipping conducted by existing and potential customers and, to a lesser extent, railroads and air transportation. Although the general effect of deregulation of the trucking industry during the 1980's created substantial downward pressure on the industry's rate structure, the Company believes that competition for the freight transported by the Company is based primarily on quality of service (i.e., just-in-time performance) and, to a lesser degree, on freight rates. There are a number of other trucking companies which have substantially greater financial resources, operate more equipment or carry a larger volume of freight than the Company. The Company also competes with other motor carriers in hiring qualified drivers. The Company's primary emphasis is service, especially to its core carrier customers, rather than price alone. However, the industry in which the Company operates is extremely price sensitive and the Company is responsive to competitive price pressures.

REGULATION

     The trucking industry is subject to regulatory oversight and legislative changes which can affect the economics of the industry by requiring certain operating practices or influencing the demand for, and the costs of providing, services to shippers. The Department of Transportation of the United States ("DOT"), as well as various state agencies that have jurisdiction over the Company, have broad powers, generally governing such matters as authority to engage in motor carrier operations, rates and charges, certain mergers, consolidations and acquisitions, and periodic financial reporting. The rates and charges of the Company are not directly regulated by these authorities.
As primarily a contract carrier, the Company negotiates competitive rates directly with customers as opposed to relying on schedule tariffs. State agencies impose tax, license and bonding requirements.

     The Motor Carrier Act of 1980 commenced a program to increase competition among motor carriers and to diminish regulation in the industry. Following this deregulation, applicants have more easily been able to obtain DOT operating authority, and interstate motor carriers such as the Company have been able to impose certain rate changes without DOT approval. The Motor Carrier Act also removed many route and commodity restrictions on transportation of freight. Gulf Northern has held specific commodity and territory authority from the Illinois Commerce Commission since 1939. Gulf Northern holds authority to carry general commodities throughout the 48 contiguous states, as both a common and contract carrier, and it holds various intrastate authorities.

     Under the Negotiated Rates Act of 1993, certain procedures must be followed for resolving claims involving unfiled, negotiated transportation rates. Generally, when a claim is made by a motor carrier of property (other than a household goods carrier) for the collection of rates and charges in addition to those originally billed and collected by the carrier, the person against whom the claim is made may elect to satisfy the claim pursuant to certain provisions specified in the Negotiated Rates Act. The Negotiated Rates Act specifies the types of disputes to be resolved by the ICC and allows for the nonpayment of the disputed additional compensation until the dispute is resolved. The Company believes that it is in compliance in all material respects with the provisions of the Negotiated Rates Act.

     Interstate motor carrier operations are subject to safety requirements prescribed by the DOT. Such matters as weight and dimensions of equipment are also subject to federal and state regulation. All of the Company's drivers were required to obtain national commercial driver's licenses by April 1, 1992, pursuant to the regulations promulgated by the DOT. Also effective in 1989, DOT regulations imposed mandatory drug testing of drivers. The Company has implemented a random drug-testing program in accordance with such regulations. In addition, beginning January 1, 1995, the Company was required to implement new alcohol and revised drug rules imposed by the DOT which prohibit any alcohol or drug use prior to and during driving and while performing safety-sensitive functions such as loading, unloading, inspecting, waiting for dispatch, resting in a sleeper birth, and other specified times. Beginning August 15, 1994, the Company was required to implement a certain split sample urine collection procedure. The Company complies with all applicable regulations imposed on its employees and owner-operators. The DOT's national commercial driver's license, drug testing requirements and new alcohol and drug-use regulations have not to date and are not expected to adversely affect the availability to the Company of qualified drivers. See "Business-Safety and Insurance."

     The Company's operations are subject to federal, state and local laws and regulations concerning the environment. The Company has not received any notices from any regulatory authority relating to any violation of any environmental law.

EMPLOYEES

     As of the date of this Prospectus, the Company employed approximately 227 persons, of whom 150 were drivers and 77 were maintenance and administrative personnel. None of the Company's employees is represented by a collective bargaining unit and the Company has never experienced a work stoppage. The Company believes that its relations with its employees is good.

LEGAL PROCEEDINGS

     The Company has been from time to time a party to litigation incidental to its business, primarily involving claims for personal injury and property damage incurred in the transportation of freight, and litigation relating to transactions as to which its affiliates have been involved. As of the date of this Prospectus, the Company is not party to any litigation which, individually or in the aggregate, management believes will have a material adverse effect on the financial condition or operations of the Company. The Company maintains insurance that it believes is adequate to cover its liability risks. See "Business-Safety and Insurance."

REPORTS TO SECURITY HOLDERS

     The Company is subject to the reporting requirements of Section 13(a) and to the proxy requirements of Section 14 of the Securities Exchange Act of 1934, as amended, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information concerning the Company may be inspected or copied at the public reference facilities at the Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices in New York, 7 World Trade Center, New York, New York 10048, and in Chicago, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such documents can be obtained at the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web

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
site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.

                                  MANAGEMENT

DIRECTORS AND OFFICERS

     The Directors and Executive Officers of the Company are as follows:


      NAME              AGE                POSITIONS HELD
      ----              ---                --------------

Danny L. Pixler         50       President, CEO and Director

W. Anthony Huff         37       Executive Vice President and Chairman
                                 of the Board

John Ragland            33       Chief Financial Officer

     There is no family relationship between any Director or Executive Officer of the Company.

     The Company has audit and compensation committees which both consist of Danny L. Pixler and W. Anthony Huff.

     Set forth below are the names of all directors and executive officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     DANNY L. PIXLER has served as the President, CEO and a director of the Company since September 8, 1998, when the Company completed its acquisition of U.S. Trucking-Nevada. He has served as President, Secretary and Treasurer of U.S. Trucking-Nevada since February 1997, and as a Director since May 1998.
He served as Vice President and a director of Mencor from March 1994 until July 1998 when he became President. He has served as President, CEO and director of Gulf Northern since March 1995. From January 1993 until March 1994, he served as President of Joseph Land Group (a transportation company with annual sales of approximately $130 million). From 1989 until 1993, he served as President of Apple Lines, Inc., a truckload refrigerated carrier with $16 million in revenues. From 1983 until 1989, he was employed by D.F.C. Transportation, the transportation division of Dean Foods, Inc., where his final position was Executive Vice President and General Manager responsible for the company's truckload division with annual sales of $80 million.

     W. ANTHONY HUFF has served as Executive Vice President and Chairman of the Board of the Company since September 8, 1998. He has provided various administrative services to U.S. Trucking-Nevada since February 1997 and has served as Executive Vice President and a Director since May 1998. He has also provided various services to Gulf Northern since March 1995 and he has served as a Director since February 1996 and as Vice President since June 1998. Mr. Huff has also served as Vice President and Assistant Secretary of Mencor since June 1998. Mr. Huff manages the Company's offshore captive insurance programs and investments. From approximately November 1995 until January 1997, he served as President and a director of United Acquisition Corp. II, a company formed to acquire companies in the trucking business. From February 1992 until December 1996, Mr. Huff served as President of the North American Trucking Association, an association of independent truckers engaged in the business of providing administrative and financial services to its members.

Mr. Huff spends approximately 60% of his time on the Company's business and the remainder of his time consulting with various other companies.

     Due to a large judgment awarded against Mr. Huff in 1994 resulting from Mr. Huff's guaranty of a defaulted bank loan for a company of which he was a shareholder, Mr. Huff filed for personal bankruptcy under Chapter 7 of the U.S. Bankruptcy Code in 1994 (discharge granted in 1995). Mr. Huff was a minority shareholder and provided services to the company (KHW Foods, Inc.) relating to store location and development, but was not otherwise involved in management of the company. In the bankruptcy proceeding Mr. Huff reaffirmed all of his other personal debts.

     JOHN RAGLAND has served as Chief Financial Officer of the Company since September 8, 1998. He has served as the Controller of Gulf Northern since June 1996, and as Secretary-Treasurer since June 1998. He has also served as the Chief Financial Officer and Treasurer of U.S. Trucking-Nevada since May 1998. From May 1996 until October 1996, he served as Chief Financial Officer of United Acquisition Corp. II, a company formed to acquire companies in the trucking business. From August 1994 until June 1996 he was the Chief Financial Officer of the North American Trucking Association, a trade group, and he was also the Chief Financial Officer of All-Risk Services, an insurance agency, during the same period. From 1991 to July 1994, he was a staff accountant with Watkins, Buckles & Travis, Certified Public Accountants.

     The Company's executive officers hold office until the next annual meeting of the Directors of the Company. The Company has agreements with Messrs. Pixler and Huff whereby the Company is required to use its best efforts to elect and retain them as members of the Board of Directors as long as they are guarantors as to any Company or affiliated debt. There are no other arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors or nominees was selected as an officer or director or nominee for director of the Company.

EXECUTIVE COMPENSATION

     The following tables set forth information regarding executive compensation for the Company's President and Chief Executive Officer and each other executive officer who received total annual salary and bonus in excess of $100,000 for any of the years ended December 31, 1998, 1997 or 1996.

                          Summary Compensation Table

                                             Long-term Compensation
                                             Awards         Payouts
                                             ------------------------
                                                      Securi-
                      Annual Compensation             ties
                     ---------------------   Re-      Underly-        All
                                    Other    strict-  ing             Other
Name and                            Annual   ed       Options/  LTIP  Com-
Principal                           Compen-  Stock    SARs      Pay-  pensa-
Position      Year  Salary   Bonus  sation   Award(s) (Number)  outs  tion
----------    ----  -------- -----  -------  -------- --------  ----- ------

Danny L.     1998  $105,000  --    $6,000(1)   --      100,000    --    --
 Pixler,     1997  $105,000  --    $6,000(1)   --        --       --    --
 President   1996  $ 47,500  --    $  --       --        --       --    --
______________

(1) Represents $500 per month car allowance.

                    Aggregated Option Exercises in Year Ended
              December 31, 1998 and December 31, 1998 Option Values

                                        Securities Under-  Value of Unexer-
                      Shares            lying Unexercised   cised in-the
                     Acquired                Options        Money Options/
                        On                 at 12/31/98       at 12/31/98
                     Exercise   Value      Exercisable/      Exercisable/
      Name           (Number)  Realized   Unexercisable     Unexercisable
      ----           --------  --------  ----------------  ----------------

Danny L. Pixler         -0-    $  -0-       100,000 / 0      $495,000 / 0

                         Options / Grants in Last Fiscal Year
                                 Individual Grants

                    Number of       % of Total
                    Securities       Options
                    Underlying      Granted to     Exercise or
                     Options       Employees in    Base Price     Expiration
      Name          Granted(#)      Fiscal Year      ($/sh)          Date
      ----         ------------    ------------    -----------    ----------

Danny L. Pixler      100,000            50%           $.30          5/22/08

EMPLOYMENT AGREEMENTS

     The Company has entered into a five year employment agreement with Danny
L. Pixler commencing September 9, 1998, which provides for an annual salary of $105,000 (with annual increases of not less than 3%). The agreement also provides that Mr. Pixler will receive a new car every three years and all vehicle expenses incurred on Company business or an auto allowance not to exceed $550 per month.

     The Company has entered into a five year employment agreement with W. Anthony Huff commencing September 9, 1998, which provides for an annual salary of $52,000 (with annual increases of not less than 3%).

     The Company has entered into a three year employment agreement with John Ragland commencing September 9, 1998, which provides for an annual salary of $75,000 (with annual increases of not less than 3%). The agreement also provides that Mr. Ragland will be provided a company car and reimbursement of his vehicle expenses incurred on Company business.

     These employment agreements are terminable by the Company for certain specified reasons, including disability, fraud, conviction of a felony and substance abuse. They also contain covenants not to compete during the term of the agreements.

STOCK OPTION PLAN

     During September 1998, the Board of Directors adopted the Stock Option Plan of U.S. Trucking-Nevada as the Company's Stock Option Plan (the "Plan"), and the Company assumed the obligations represented by 200,000 options which were already outstanding. These options had an exercise price of $.30. The Plan authorizes the issuance of options to purchase up to 2,000,000 shares of the Company's Common Stock.

     The Plan allows the Board to grant stock options from time to time to employees, officers, directors and consultants of the Company. The Board has the power to determine at the time that the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. Vesting provisions are determined by the Board at the time options are granted. The option price for any incentive stock option will be no less than the fair market value of the Common Stock on the date the option is granted, while other options may be granted at any exercise price.

     Options granted under the Plan with an exercise price less than the fair market value on the date of grant, will require the Company to record an expense upon the grant of options equal to the difference between the market value of the option shares and the exercise price of the options. Generally, there will be no federal income tax consequences to the Company in connection with Incentive Stock Options granted under the Plan. With regard to options that are not Incentive Stock Options, the Company will ordinarily be entitled to deductions for income tax purposes of the amount that option holders report as ordinary income upon the exercise of such options, in the year such income is reported.

                        SECURITY OWNERSHIP OF MANAGEMENT,
                PRINCIPAL SHAREHOLDERS AND SELLING SHAREHOLDERS

     The following table sets forth, as of the date of this Prospectus, and as adjusted for the sale of the shares offered by the Selling Shareholders, the stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, all Directors individually and all Directors and Executive Officers of the Company as a group, and the Selling Shareholders. Except as noted, each person has sole voting and investment power with respect to the shares shown.

                                              Per-                  Per-
                                              centage    Number     centage
                              Amount of       of Class   of         of Class
Name and Address of           Beneficial      Prior      Shares     After
Beneficial owner              Ownership       to Sales   Offered    Sales
-------------------           ----------      --------   ---------  --------

Logistics Management,
 L.L.C. (1)                    4,000,000 (2)   54.5%            0     54.5%
10602 Timberwood Circle #9
Louisville, KY  40223

Danny L. Pixler                2,100,000 (3)   28.2%            0     28.2%
Suite 216
3125 Ashley Phosphate Road
North Charleston, SC  29418

W. Anthony Huff                2,100,000 (4)   28.2%            0     28.2%
10602 Timberwood Circle #9
Louisville, KY  40223

Mark Weber                        40,000         *         40,000      0
3206 162nd Place, SE
Bellevue, WA  98008

Ronald Setzkorn                  233,333        3.2%      233,333      0
1211 Willow Bend
Clarksville, TN  37043

Market Edge Inc.                  46,668          *        46,668      0
No. 2B
1304 E. Algonavin Road
Schaumburge, IL  60173

Jay W. Bosselman                  93,333        1.3%       93,333      0
No. 2B
1304 E. Algonavin Road
Schaumburge, IL  60173

Ralph Brown                       33,333         *         33,333      0
P.O. Box 97
Gainesville, MD  65655

B. A. Bates                       65,000         *         65,000      0
19 2nd Street East
Kalispell, MT  59901

Sebrite Financial                 33,333         *         33,333      0
Suite 1215
600 South Highway 169
St. Louis Park, MN  55426

Stanley Chasen                    33,333         *         33,333      0
6711 North Ocean Boulevard
Ocean Ridge, FL  33435

Jud Wagonseller                   26,668         *         26,668      0
500 Meidinger Tower
Louisville, KY  40202

Transportation Services Co.      394,999        5.4%      394,999      0
10602 Timberwood Circle #9
Louisville, KY  40223

Michelle A. Vetrano               26,667         *         26,667      0
10415 North Pecan Place
Tucson, AZ  85737

Paolo Dorigo                      33,333         *         33,333      0
3865 Jasmine Avenue
Culver City, CA  90232

George R. Vetrano, Jr.            13,333         *         13,333      0
9255 Doheny Road, No. 2804
Los Angeles, CA  90069

George R. Vetrano, Sr. and
  Carol A. Vetrano                26,667         *         26,667      0
10818 North Sand Canyon Road
Oro Valley, AZ  85737

Kevin P. Judge                    33,333         *         33,333      0
3417 Clinton Street
West Seneca, NY  14224

Sidney Anderson                   33,334         *         33,334      0
1503 Evergreen Road
Louisville, KY  40223

All Directors and Executive    4,200,000 (3)   55.7%            0     55.7%
Officers as a Group                      (4)
(3 Persons)
________________

*    Less than 1%.

(1) Logistics Management, L.L.C. is 50% owned by Roxann Pixler, the wife of Danny L. Pixler, and 50% owned by Association Services, Inc., which is 100% owned by The W. Anthony Huff Irrevocable Trust.

(2) Does not include 900,000 shares of the Company's Series A Preferred Stock held by Logistics Management, L.L.C., which represents 9,000,000 votes and which is exchangeable for up to 9,000 shares of the Company's Common Stock when certain revenue targets are achieved. (See "DESCRIPTION OF SECURITIES.")

(3) Represents a 50% beneficial interest in the shares held by Logistics Management, L.L.C. and options to purchase 100,000 shares of Common Stock.

(4) Represents a 50% beneficial interest in the shares held by Logistics Management, L.L.C. and options to purchase 100,000 shares of Common Stock. Mr. Huff is the primary beneficiary of the W. Anthony Huff Irrevocable Trust.

     There are no known agreements, the operation of which may at a subsequent date result in a change in control of the Company.

                      TRANSACTIONS WITH MANAGEMENT AND OTHERS

ACQUISITION OF U.S. TRUCKING-NEVADA

     On September 8, 1998, the Company completed the acquisition of 100% of the outstanding common stock of U.S. Trucking, Inc., a Nevada corporation ("U.S. Trucking-Nevada") in exchange for 15,877,300 shares of the Company's Common Stock. The shares were exchanged on the basis of one share of the Company's common stock for one share of U.S. Trucking-Nevada common stock.

     The stock issuances were made pursuant to an Agreement ("Agreement") between the Company and U.S. Trucking-Nevada. The terms of the Agreement were the result of negotiations between the managements of the Company and U.S. Trucking-Nevada. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement, due to the cost of obtaining such opinions or evaluations.

TRANSACTIONS INVOLVING THE COMPANY BEFORE ACQUISITION OF U.S. TRUCKING-NEVADA

     During the fiscal year ended March 31, 1996 the Company loaned a total of $85,000 to Dunn International, Inc. ("Dunn") in anticipation of a possible merger with or acquisition of Dunn. Dunn was engaged in two lines of business: (1) the sale of software packages for petrochemical plants and refineries, and (2) providing maintenance and turnaround services for petrochemical plants and refineries.

     During August 1996 the Company agreed to convert the $85,000 of loans and $5,883 of accrued interest into 57,941 shares of Dunn's common stock which represented approximately 18% of Dunn's outstanding common stock as of March 31, 1997. During the year ended March 31, 1997, the Company loaned an additional $40,725 to Dunn and during the year ended March 31, 1998, the Company loaned an additional $37,500 to Dunn.

     These additional loans were made in an attempt to protect the Company's investment in Dunn. The Company never completed a merger or acquisition with Dunn because after completing its due diligence, management was of the opinion that a merger or acquisition would not be in the best interests of the Company at the time.

     Dunn was approximately 50% owned by a principal stockholder of the Company and her husband who is the Chairman of the Board and CEO of Dunn.

TRANSACTIONS INVOLVING U.S. TRUCKING-NEVADA AND ITS SUBSIDIARIES

     On the formation of U.S. Trucking-Nevada in March 1997, the corporation issued 1875 shares of its common stock to U.S. Transportation Systems, Inc. ("USTS") in exchange for the assets and liabilities described below:

     1. Certain assets (primarily tractors and trailers) and liabilities (related to Jay and Jay Transportation, Inc.) were contributed to the corporation by USTS. The net value of this contribution for accounting purposes was $2,394,860.

     2. Certain assets and liabilities(related to Translynx Express, Inc.) were contributed to the corporation by USTS. The net value of these assets and liabilities for accounting purposes was $100,546.

     The corporation also purchased 100% of the common stock of Gulf Northern from Logistic Management LLC for $225,000 in cash and 625 shares of the common stock of U.S. Trucking-Nevada and assumed all of the outstanding debt.

     The corporation also purchased 100% of the common stock of Mencor from its stockholders (Roxanne Pixler, Mike Menor and Dan Pixler) for $70,000 in cash and 37,500 shares of USTS common stock.

     On December 23, 1996, Gulf-Northern sold its Wisconsin Rapids facility, which included land, a building and improvements, to its majority stockholders for $346,141. The stockholders leased the property back to the Company for five years commencing January 1, 1997 for $7,350 per month. The majority stockholders were Danny L. Pixler and The W. Anthony Huff Irrevocable Trust.

     In March 1998, the Company leased three 1995 Volvo tractors from Danny L. Pixler under a one year lease agreement that specifies monthly payments of $4,047 and provides for annual renewals. Under the lease agreement, the Company is required to pay for all expenses associated with the tractors including maintenance, insurance, permits, licenses and other operating expenses.

     In September 1998, the Company leased six 1994 Kenworth tractors from a company owned by Danny Pixler and Anthony Huff pursuant to a one year lease agreement which provides for monthly payments of $7,380 and annual renewals. Under the lease agreement, the Company is required to pay for all expenses associated with the tractors including maintenance, insurance, permits, licenses and other operating expenses.

     In December 1998, Danny Pixler purchased the office and repair shop in Savannah, New York, which the Company had previously been leasing. He purchased the property for approximately $158,000, and he is leasing it to the Company for approximately $2,024 per month which is equivalent to the amount of his mortgage payment, taxes and insurance on the property.

         During January 1999, three of the Company's shareholders entered into a Stock Exchange Agreement with the Company whereby they agreed to exchange a total of 9,990,000 shares of the Company's common stock for 999,000 shares of the Company's Series A Preferred Stock. Each share of Series A Preferred Stock will have ten votes and the shares will be voted together with the common stock as a single class. (See "Description of Securities") Pursuant to the Stock Exchange Agreement, each share of Series A Preferred Stock will be exchangeable back into ten shares of common stock as follows: one-fifth of the shares upon the Company reporting revenues of $31 million or more for any fiscal year or shorter period in a report on Form 10-KSB, 10-K, 10-QSB, or 10-Q as filed with the Securities and Exchange Commission; an additional one-fifth if revenues are at or above $41 million; an additional one-fifth if revenues are at or above $51 million; an additional one-fifth if revenues are at or above $61 million; and the balance if revenues are at or above $71 million. The shareholders who exchanged shares are Logistics Management, LLC
- 9,000,000 shares; Joff Pollon - 250,000 shares; and Waterways Group - 740,000 shares. The Board of Directors of the Company believes that the above transactions involving U.S. Trucking-Nevada and its subsidiaries have been on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

     The authorized capital stock of the Company includes 75,000,000 shares of Common Stock, no par value. All shares have equal voting rights and are not assessable. Voting rights are not cumulative, and so the holders of more than 50% of the Common Stock of the Company could, if they chose to do so, elect all the Directors.

     Upon liquidation, dissolution or winding up of the Company, the assets of the Company, after the payment of liabilities and any liquidation preferences on outstanding preferred stock, will be distributed pro rata to the holders of the Common Stock. The holders of the Common Stock do not have preemptive rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares. The shares of Common Stock presently outstanding are fully paid and nonassessable.

     Holders of Common Stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor. The Company has not paid any cash dividends on its Common Stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

TRANSFER AGENT

     Corporate Stock Transfer, Inc., 370 - 17th Street, Suite 2350, Denver, Colorado 80202, serves as the transfer agent for the Company.

REPORTS TO STOCKHOLDERS

     The Company plans to furnish its stockholders for each fiscal year with an annual report containing financial statements audited by its independent certified public accountants. Additionally, the Company may, in its sole discretion, issue unaudited quarterly or other interim reports to its stockholders when it deems appropriate.

PREFERRED STOCK

     The Company is authorized to issue 10,000,000 shares of Preferred Stock, no par value. The Preferred Stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of Preferred Stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. The potential exists, therefore, that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders over common shareholders. Unless the nature of a particular transaction and applicable statutes require such approval, the Board of Directors has the authority to issue these shares without shareholder approval. The issuance of Preferred Stock may have the affect of delaying or preventing a change in control of the Company without any further action by shareholders. The Company has designated 999,000 shares of its Preferred Stock as Series A Preferred Stock, of which 999,000 shares are currently outstanding. Following is a summary of the rights and preferences of the outstanding Series A Preferred Stock.

     SERIES A PREFERRED STOCK. Each share of Series A Preferred Stock is entitled to ten votes and will vote together with the holders of the Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the shares of Series A Preferred Stock will be entitled to be paid an amount equal to ten times the amount payable on each share of Common Stock.

     The shares of Series A Preferred Stock were issued to the holders of 9,990,000 shares of the Company's Common Stock pursuant to a Stock Exchange Agreement. Pursuant to this agreement, each share of Series A Preferred Stock will be exchanged for ten shares of common stock as follows: one-fifth of the shares upon the Company reporting revenues of $31 million or more for any fiscal year or shorter period in a report filed on Form 10-KSB, 10-K, 10-QSB, or 10-Q as filed with the Securities and Exchange Commission; an additional one-fifth if revenues are at or above $41 million; an additional one-fifth if revenues are at or above $51 million; an additional one-fifth if revenues are at or above $61 million; and the balance if revenues are at or above $71 million.

                             PLAN OF DISTRIBUTION

     The 1,166,667 Shares offered hereby may be offered and sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such offers and sales may be made from time to time in the over-the-counter market, or otherwise, at prices and on terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rules of such exchanges; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (e) privately negotiated transactions; and (f) a combination of any such methods of sale. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Shareholders or from the purchasers in amounts to be negotiated immediately prior to the sale. The Selling Shareholders may also sell such shares in accordance with Rule 144 under the 1933 Act.

     The Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the 1933 Act. There can be no assurance that the Selling Shareholders will sell any or all of the shares of Common Stock offered hereunder.

     All proceeds from such sales will be the property of the Selling Shareholders who will bear the expense of underwriting discounts and selling commissions, if any, and their own legal fees. The Selling Shareholders are not sharing the costs of the registration of the Shares.

                               LEGAL MATTERS

     The legality of the securities of the Company offered will be passed on for the Company by Krys Boyle Freedman & Sawyer, P.C., 600 17th Street, Suite 2700 South Tower, Denver, Colorado 80202. Jon D. Sawyer, a director of Krys Boyle Freedman & Sawyer, P.C., owns 25,000 shares of the Company's Common Stock.

                                  EXPERTS

     The financial statements of the Company included in this Prospectus, to the extent and for the periods indicated in their report, have been audited by Bianculli, Pascale & Co. P.C., Certified Public Accountants, and are included herein in reliance on the authority of such firm as experts in accounting and auditing in giving such reports.

                            ADDITIONAL INFORMATION

     A Registration Statement on Form SB-2, including amendments thereto, relating to the securities offered hereby has been filed by the Company with the Securities and Exchange Commission, Washington, D.C. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the Commission's principal offices in Washington, D.C., and copies of all or any part thereof may be obtained from the Commission upon the payment of certain fees prescribed by the Commission. The Registration Statement has been filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission's Web site (http://www.sec.gov).

     No person is authorized to give any information or to make any representation other than those contained in this Prospectus, and if given or made such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                          INDEX TO FINANCIAL STATEMENTS

                                                                      PAGE

1)  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
     U.S. TRUCKING, INC. AND SUBSIDIARIES AS OF
     SEPTEMBER 30, 1998 .............................................. F-3

       Consolidated Balance Sheet as of September 30,
       1998 (Unaudited) .............................................. F-4

       Consolidated Statements of Operations for the
       Nine Months Ended September 30, 1998 and
       1997 (Unaudited) .............................................. F-5

       Consolidated Statements of Cash Flows for the
       Nine Months Ended September 30, 1998 and 1997
       (Unaudited) ................................................... F-6

       Notes to Consolidated Financial Statements .................... F-9

2)  AUDITED FINANCIAL STATEMENTS OF U.S. TRUCKING, INC.
     FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1997)
     TO DECEMBER 31, 1997 ............................................ F-10

       Report of Independent Certified Public Accountants ............ F-11

       Consolidated Balance Sheet as of December 31, 1997 ............ F-12

       Consolidated Statement of Operations and Accumulated
        Deficit for the period from inception (January 30, 1997)
        to December 31, 1997 ......................................... F-14

       Consolidated Statement of Stockholders' Equity for the
        period from inception (January 30, 1997) to December 31,
        1997 ......................................................... F-15

       Consolidated Statement of Cash Flows for the period from
        inception (January 30, 1997) to December 31, 1997 ............ F-16

       Notes to the Consolidated Financial Statements ................ F-18

3)  AUDITED FINANCIAL STATEMENTS OF GULF NORTHERN TRANSPORT, INC.
     FOR THE THIRTY DAYS ENDED JANUARY 30, 1997 ...................... F-29

       Report of Independent Certified Public Accountants ............ F-30

       Balance Sheet as of January 30, 1997 .......................... F-31

       Statement of Operations and Accumulated Deficit
        for the period from January 1, 1997 to January 30, 1997 ...... F-33

       Statement of Cash Flows for the period from January 1, 1997 to January 30, 1997 .......................................... F-34

       Notes to Financial Statements ................................. F-36

4)  AUDITED FINANCIAL STATEMENTS OF MENCOR, INC. FOR THE THIRTY
     DAYS ENDED JANUARY 30, 1997 ..................................... F-45

       Report of Independent Certified Public Accountants ............ F-46

       Balance Sheet as of January 30, 1997 .......................... F-47

       Statement of Earnings and Retained Earnings for the
        period ending January 30, 1997 ............................... F-49

       Statement of Cash Flows for the period ending January 30,
        1997 ......................................................... F-50

       Notes to Financial Statements ................................. F-51

5)  AUDITED FINANCIAL STATEMENTS OF MID AMERICA TRANSPORTERS GROUP,
     INC. AND SUBSIDIARY FOR THE YEARS ENDED DECEMBER 31,
     1996 AND 1995 ................................................... F-57

       Report on Independent Certified Public Accountants ............ F-58

       Consolidated Balance Sheets as of December 31, 1996 and 1995... F-59

       Consolidated Statements of Operations and Retained Earnings
        for the years ending December 31, 1996 and 1995 .............. F-61

       Consolidated Statements of Cash Flows for the years ending
        December 31, 1996 and 1995 ................................... F-62

       Notes to the Consolidated Financial Statements ................ F-64

6)  AUDITED FINANCIAL STATEMENTS OF MENCOR, INC. FOR THE
     YEARS ENDED DECEMBER 31, 1996 AND 1995 .......................... F-74

       Report on Independent Certified Public Accountants ............ F-75

       Balance Sheet as of December 31, 1996 and 1995 ................ F-76

       Statements of Earnings and Retained Earnings for the
        periods ending December 31, 1996 and 1995 .................... F-78

       Statements of Cash Flows for the periods ending December 31,
        1996 and 1995 ................................................ F-79

       Notes to Financial Statements ................................. F-81

1)              UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                  U.S. TRUCKING, INC. AND SUBSIDIARIES AS OF
                             SEPTEMBER 30, 1998

                   U.S. TRUCKING, INC. AND ITS SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                                 (UNAUDITED)


                                                September 30,
                                                    1998
                                                ------------
ASSETS

Current Assets:
  Cash in Banks                                 $   130,154
  Restricted Cash - Reserves on Deposit
    with Factor                                     240,824
  Restricted Cash - Insurance Premiums              150,000
  Accounts Receivable - Trade - net of
    allowance for doubtful accounts of
    $88,000                                       2,610,900
  Accounts Receivable - Other                        97,267
  Parts and supply inventory                        167,951
  Prepaid Expenses                                  141,620
                                                -----------

     Total Current Assets                         3,538,714

Transportation & Other Equipment
  At cost less accumulated depreciation
    and amortization of $2,389,205                6,013,068
Other Assets:
  Restricted Cash - Owner Operators                   6,494
  Restricted Cash - held as collateral
   against Letters of Credit                         10,000
  Security Deposits and other                        14,962
  Loss Reserve on Captive Insurance                 104,118
  Intangible Assets - Net of accumulated
    amortization of $252,788                        766,119
                                                -----------

Total Other Assets                                  901,693

Total Assets                                    $10,453,475
                                                ===========

                  U.S. TRUCKING, INC. AND ITS SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEET
                               (UNAUDITED)

                                                September 30,
                                                    1998
                                                ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts Payable - Trade                      $   514,088
  Due to Factor                                   1,737,167
  Accruals & Other Current Liabilities              697,062
  Current Portion - Sellers' Notes                  104,000
  Current Portion - Note Payable                     42,600
  Current Portion - Acquisition Loan Payable        391,046
  Current Portion - Equipment Notes Payable         706,415
  Current Portion - Obligations under
    Capital Leases                                  323,822
                                                -----------

Total Current Liabilities                         4,516,200

Other Liabilities:
  Owner Operator Escrow                              35,050
  Seller's Notes                                       -
  Note Payable - net of current portion              25,400
  Acquisition Loan - net of current portion       1,236,797
  Equipment Notes - net of current portion          925,893
  Obligations under Capital Leases - net
    current portion                                 140,469
                                                -----------

Total Other Liabilities                           2,363,609

Total Liabilities                                 6,879,809

Stockholders' Equity:
  Common Stock - No Par Value - 75,000,000
    shares authorized 15,381,256 shares
    issued and outstanding                          756,000
  Preferred Stock - No Par Value - 10,000,000
    shares authorized but unissued                     -
  Additional Paid in Capital                      4,138,907
  Accumulated Deficit                            (1,321,241)
                                                -----------
Total Stockholders' Equity                        3,573,666

Total Liabilities & Stockholders' Equity        $10,453,475
                                                ===========

                  U.S. TRUCKING, INC. AND ITS SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                               Nine Months Ended      Nine Months Ended
                               September 30, 1998     September 30, 1997
                              --------------------   --------------------
Revenue:
  Company Vehicles            $ 9,492,325    60.0%   $10,355,384    73.1%
  Owner-Operator Vehicles       6,334,854    40.0%     3,807,359    26.9%
                              -----------   -----    -----------   -----
Total Revenue                  15,827,179   100.0%    14,162,743   100.0%

Operating Expenses:
  Purchased Transportation
    & Rentals                   5,551,324    35.1%     4,643,988    32.8%
  Salaries, Wages & Benefits    4,004,267    25.3%     4,055,546    28.6%
  Fuel                          1,562,002     9.9%     1,934,962    13.7%
  Depreciation & Amortization   1,194,541     7.5%     1,176,869     8.3%
  Operating Supplies &
    Maintenance                   859,398     5.4%       996,968     7.0%
  Insurance & Claims              417,072     2.6%       687,099     4.9%
  Miscellaneous Operating
   Expenses                       417,651     2.6%       420,334     3.0%
  Taxes & Licenses                328,037     2.1%       344,740     2.4%
  General & Administrative
    Expenses                      622,071     3.9%       471,212     3.3%
  Occupancy Costs                 201,657     1.3%       185,988     1.3%
                              -----------   -----    -----------   -----
Total Operating Expenses       15,158,019    95.8%    14,917,706   105.3%

Income from Operations            669,160     4.2%      (754,963)   -5.3%

Other Income (Expense):
  Other Income                     52,511     0.3%       202,834     1.4%
  Interest Income                   1,748     0.0%         1,029     0.0%
  Interest Expense               (513,459)   -3.2%      (557,079)   -3.9%
                              -----------   -----    -----------   -----
Total Other Income & Expense     (459,200)   -2.9%      (353,216)   -2.5%

Net Income (Loss) before
  Taxes                           209,960     1.3%    (1,108,179)   -7.8%
Taxes                                -                      -
                              -----------   -----    -----------   -----
Net Income (Loss)                 209,960     1.3%    (1,108,179)   -7.8%

Earnings per common and
  common equivalent share           $0.01

Weighted average number of
  shares                       15,381,256                  2,500

Earnings per common share
  assuming full dilution            $0.01

Weighted average number of
  shares - full dilution       16,881,256                  2,500

                 U.S. TRUCKING, INC. AND ITS SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF CASH FLOWS
      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)

                                                September 30,  September 30,
                                                    1998           1997
                                                ------------   ------------
Cash Flows from Operating Activities:
  Net Income (Loss)                                 209,960     (1,108,179)
  Adjustments to Reconcile Net Loss to Net
   Cash Provided by (Used in) Operating
   Activities:
    Depreciation & Amortization                   1,186,542      1,176,869
    Expenses related to stock-based
      compensation plan                              15,000           -
    Provision for doubtful amounts receivable          -            36,166
    Loss on disposal of property and equipment         -            12,543
  (Increase) Decrease in Assets:
    Restricted Cash                                (314,332)       (95,666)
    Accounts Receivable                            (326,986)      (698,523)
    Parts and supply inventory                      (15,689)       (12,790)
    Prepaid expenses and other current assets       (84,523)       (47,484)
  Increase (decrease) in Liabilities:
    Accounts payable                                129,257        256,628
    Accrued expenses and other current
      liabilities                                    49,420        (96,091)
                                                -----------    -----------
Net Cash Provided by (Used in) Operating
  Activities                                        848,649       (576,527)
                                                -----------    -----------
Cash Flows from Investing Activities:
  Issuance of Common Stock                          575,000           -
  Purchase of transportation and other
    equipment                                      (248,287)    (4,128,353)
  Security deposits                                  (2,309)        (4,194)
  Payment for purchase of subsidiaries in
    excess of fair market value                        -              -
  Acquisition costs                                (161,228)          -
  Payment for refinancing of acquisition debt       (55,274)      (138,016)
  Proceeds from additional paid in capital             -         3,943,368
                                                -----------    -----------
Net Cash Provided by (Used in) Investing
  Activities                                        107,902       (327,195)
                                                -----------    -----------
Cash Flows from Financing Activities:
  Proceeds from long-term debt financing               -         1,545,244
  Acquisition indebtedness                             -              -
  Note payable                                         -            54,656
  Discount on note payable                           13,344           -
  Principal payments on long-term debt             (656,755)      (555,393)
  Principal payments on short-term note                -           (12,500)
  Principal payments on capital lease
    obligations                                    (243,086)      (224,265)
                                                -----------    -----------
Net Cash Provided by (Used in) Financing
  Activities                                       (886,497)       807,742
                                                -----------    -----------

                  U.S. TRUCKING, INC. AND ITS SUBSIDIARIES
                    CONSOLIDATED STATEMENT OF CASH FLOWS
     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                                 (CONTINUED)

                                                September 30,  September 30,
                                                    1998           1997
                                                ------------   ------------

Net (Decrease) Increase in Cash                      70,054        (95,980)
Cash at Beginning of Year                            60,099        138,143
Cash at End of Year                                 130,153         42,163
                                                ===========    ===========

Supplemental Disclosure of Cash Flow Information

  Cash Paid During the Year:
    Interest expense                                503,507        557,080
    Income taxes                                       -              -

                  U.S. TRUCKING, INC. AND ITS SUBSIDIARIES
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION

     The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31,1998.

2.   SHARE EXCHANGE AGREEMENT

     On September 4, 1998, the stockholders of Northern Dancer Corporation, a publicly traded shell (EBB : NODC) entered into an agreement with U S Trucking, Inc. whereby U S Trucking, Inc. acquired Northern Dancer in a reverse acquisition. In terms of the transaction, all of the shareholders of U S Trucking agreed to exchange all of their stock on the basis of one share of stock in U S Trucking for one share in Northern Dancer. Northern Dancer subsequently changed its name to U S Trucking, Inc. As a result, the shareholders of the former U S Trucking received 96.1% of the outstanding shares of Northern Dancer. In addition, Northern Dancer assumed the obligations represented by 1,500,000 options granted under U S Trucking's stock option plan and the optionees agreed to accept options of a similar tenor.

2)                     AUDITED FINANCIAL STATEMENTS OF
              U.S. TRUCKING, INC. FOR THE PERIOD FROM INCEPTION
                   (JANUARY 30, 1997) TO DECEMBER 31, 1997

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Stockholders
U.S. Trucking, Inc.
 and Subsidiaries


We have audited the accompanying consolidated balance sheet of U.S. Trucking, Inc. and Subsidiaries as of December 31, 1997 and the related consolidated statement of operations and accumulated deficit and cash flows for the period from inception (January 30, 1997) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above, presents fairly, in all material respects, the consolidated financial position of U.S. Trucking, Inc. and Subsidiaries as of December 31, 1997 and the results of its operations and its cash flows for the period from inception (January 30, 1997) to December 31, 1997 in conformity with generally accepted accounting principles.


/s/ BIANCULLI, PASCALE & CO. P.C.

BIANCULLI, PASCALE & CO. P.C.

Garden City, New York
June 10, 1998

                     U.S. TRUCKING, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEET
                              DECEMBER 31, 1997

     ASSETS

CURRENT ASSETS
 Cash in banks (Note 14)                           $     60,099
 Restricted cash-reserves on deposit
  with factor (Note 15)                                 184,210
 Accounts receivable-net of allowance
  for doubtful accounts of $88,000
  as of December 31, 1997
  (Notes 1H, 15 and 16)                               2,321,180
 Accounts receivable - other                             60,000
 Parts and supply inventory (Note 1D)                   152,262
 Prepaid expenses and other current assets               57,097
                                                    -----------

     Total Current Assets                             2,834,848
                                                    -----------

TRANSPORTATION AND OTHER EQUIPMENT - at
 cost, less accumulated depreciation and
 amortization of $1,334,899 as of December
 31, 1997 (Notes 1E, 2, 4, 5 and 7)                   6,818,517
                                                    -----------

OTHER ASSETS
 Restricted cash-owner operators (Note 12)                2,894
 Restricted cash-cash held as collateral
  against letters of credit                              10,000
 Security deposits and other                             12,653
 Intangible assets - Net of accumulated
  amortization of $120,552 as of December
  31, 1997  (Notes 1I, 2 and 17)                        681,853
                                                    -----------

     Total other assets                                 707,400
                                                    -----------

     TOTAL ASSETS                                   $10,360,765
                                                    ===========













THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                     U.S. TRUCKING, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                              DECEMBER 31, 1997

       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable-trade                              $   756,675
  Due to factor (Note 15)                              1,355,291
  Accrued expenses and other                             665,592
  Current portion - seller's notes                       118,273
  Current portion - note payable                          13,962
  Current portion - acquisition loan payable             366,086
  Current portion of equipment notes payable             689,432
  Current portion of obligations under capital
    leases                                               479,093
                                                     -----------
     Total Current Liabilities                         4,444,404
                                                     -----------

OTHER LIABILITIES
 Owner-operator escrow (Note 12)                          17,100
 Seller's notes (Notes  4 and 5)                          17,333
 Note payable - (Notes 4 and 13)                          40,694
 Acquisition loan payable Notes 4 and 5)               1,518,818
 Equipment Notes Payable-net of
  current portion (Note 4)                             1,310,964
 Obligations under capital leases
  net of current portion (Note 6)                        228,284
                                                     -----------
     Total Other Liabilities                           3,133,193
                                                     -----------

     TOTAL LIABILITIES                                 7,577,597
                                                     -----------

COMMITMENTS AND CONTINGENCIES (Notes 6,
 9 10 and 18)

STOCKHOLDERS' EQUITY
 Common Stock (no par value- 2,500 shares auth-
  orized, issued and outstanding (Note 2)                  1,000
 Additional paid in capital                            4,313,368
 Accumulated deficit                                  (1,531,200)
                                                     -----------
 Total Stockholders' Equity                            2,783,168
                                                     -----------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $10,360,765
                                                     ===========







THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                     U.S. TRUCKING, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
             FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1997) TO
                              DECEMBER 31, 1997

Net Revenues                                         $17,469,281

Operating expenses                                    16,434,514
                                                     -----------

Income from operations                                 1,034,767

Administrative expenses                                1,999,692
                                                     -----------

Other income and (expenses)
 Interest income                                           1,332
 Interest expense                                       (656,826)
 Other income                                            101,762
 Net (loss) on disposition of assets                     (12,543)
                                                     -----------
     Total other income and (expenses)                  (566,275)
                                                     -----------

     Net (loss) before taxes                          (1,531,200)

Income tax (benefit)provision (Notes 1H and 3)             -0-
                                                     -----------

     Net (loss)                                       (1,531,200)

Retained Earnings - January 30, 1997                       -0-
                                                     -----------

Accumulated deficit - December 31, 1997              $(1,531,200)
                                                     ===========

Net loss per share                                   $   (612.48)
                                                     ===========
Weighted Average Number of Shares (Note 1B)                2,500
                                                     ===========















THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                     U.S. TRUCKING, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
               FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1997) TO
                               DECEMBER 31, 1997

                                   Common Stock   Paid in    Accumulated
                                   No Par Value   Capital      Deficit       Total
                                   ------------  ----------  ------------ ------------
Sale of 2,500 Shares of Common
 Stock - No Par Value                 $1,000                              $     1,000

Acquisition of 100% Common Stock
 of Gulf Northern Transport, Inc.                $  225,000                   225,000

Acquisition of 100% Common Stock
 of Mencor, Inc.                                    145,000                   145,000

Acquisition of assets of Jay and
Jay Transportation, Inc.                          2,394,860                 2,394,860

Acquisition of assets of Translynx,
 Inc.                                               100,546                   100,546

Payment of expenses by shareholder                   46,895                    46,895

Advances from U.S. Transportation
 Systems, Inc.                                    1,401,067                 1,401,067

Net Loss for the period                                       (1,531,200)  (1,531,200)
                                      ------     ----------  -----------   ----------

       Total                          $1,000     $4,313,368  $(1,531,200)  $2,783,168
                                      ======     ==========  ===========   ==========



















THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                     U.S. TRUCKING, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF CASH FLOWS
               FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1997) TO
                               DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES

Net (Loss)                                           $(1,531,200)

ADJUSTMENTS TO RECONCILE NET (LOSS)
TO NET CASH USED IN OPERATING ACTIVITIES

Depreciation & Amortization                            1,455,451
Provision for doubtful accounts receivable                36,166
Loss on disposal of property and equipment                12,543

(Increase) Decrease-Assets
 Restricted Cash                                        (197,104)
 Accounts Receivable                                  (2,361,180)
 Parts and supply inventory                             (152,262)
 Prepaid expenses and other current assets               (57,097)
Increase (Decrease)-Liabilities
 Accounts payable                                        756,675
 Accrued expenses and other current liabilities        2,020,883
                                                     -----------

      Total Adjustments                                1,514,075

Net cash used by operating activities                    (17,125)
                                                     -----------

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of transportation and other equipment        (8,153,416)
Security deposits                                        (12,653)
Payment for purchase of subsidiaries in
 excess of fair market value                            (664,389)
Payment for refinancing of acquisition debt             (138,016)
Proceeds from additional paid in capital               4,313,368
                                                     -----------

Net cash used in investing activities                 (4,655,106)
                                                     -----------

Sub Total                                             (4,672,231)
                                                     -----------










THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                     U.S. TRUCKING, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)
               FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1997) TO
                              DECEMBER 31, 1997

Balance Forward                                      $(4,672,231)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from long-term debt financing                 3,561,025
Acquisition indebtedness                               2,284,376
Note payable                                              54,656
Principal payments on long-term debt                    (877,926)
Principal payment of short-term note                     (12,500)
Principal payments on capital lease obligations         (277,301)
                                                     -----------

Net Cash provided by financing activities              4,732,330
                                                     -----------

NET INCREASE IN CASH                                      60,099

CASH AT BEGINNING OF YEAR                                  -0-
CASH AT END OF YEAR                                  $    60,099
                                                     ===========

Supplemental Disclosure of Cash flow information:

Cash Paid during the year Interest expense           $   571,924
                                                     ===========

  Income taxes                                       $     -0-
                                                     ===========

On January 30, 1997, the Company acquired transportation and other equipment totaling $8,153,416 as part of the acquisition of Gulf Northern Transport, Inc. and Mencor, Inc. and the assets of Jay and Jay Transportation, Inc. The Company in the acquisition of this equipment incurred long-term debt totaling $3,561,025.

















THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                     U.S. TRUCKING, INC. AND SUBSIDIARIES
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1997) TO
                                DECEMBER 31, 1997


NOTE 1 - General and Summary of Significant Accounting Policies

(A) - Nature of Business

U.S. Trucking, Inc. (USTI or "the Company") was incorporated in the State of Nevada on March 3, 1997 although USTI's consolidated group was effectively formed on January 30, 1997. From that date through December 31, 1997 the Company operated through two wholly owned subsidiaries:

     Gulf Northern Transport, Inc., (Gulf Northern) a
     Wisconsin corporation, operates as an interstate and intrastate motor carrier.

     Mencor, Inc. operates as a broker for interstate motor carriers. A broker serves the trucking industry by providing return hauls for truckers who have completed their initial delivery. By providing this service, trucking companies and independent contractors are able to cover the cost of returning to their home location. As a broker, Mencor is required to acquire a license which provides the authority to engage in interstate commerce. This license was acquired in April, 1994.

USTI was formed by U.S. Transportation Systems, Inc. (USTS) as a wholly owned subsidiary. As part of the transaction to acquire Gulf Northern, 25% of USTI's common stock was transferred to Gulf Northern's parent (Logistics Management, LLC). The remaining 75% was conveyed to Logistics Management during 1998.

The Company's corporate headquarters are located in Charleston, South Carolina with terminals and drop stations located in various states.

Services are provided to customers located primarily in the central United States but include locations in virtually all 48 contiguous states.

(B) - Net (Loss) per Share

Net earnings (loss) per share is computed on the basis of the weighted average number of common shares outstanding during each period. Only the weighted average number of shares of common stock outstanding is used to compute loss per share in 1997, as there were no stock options, warrants, or other common stock equivalents in this year.

(C) - Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be cash equivalents for financial statement purposes.

                     U.S. TRUCKING, INC. AND SUBSIDIARIES
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1997) TO
                                DECEMBER 31, 1997


(D) - Parts and Supply Inventory

Inventory consists principally of parts and supplies used in maintaining its motor carrier fleet, skids used in transporting goods, and small tools and are stated at the lower-of-cost or market, determined on a first-in, first-out basis.

(E) - Transportation and Other Equipment

Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Accelerated methods of depreciation are followed for tax purposes and the straight-line method is used for financial reporting purposes.

Transportation equipment, furniture and fixtures, and other equipment are generally depreciated over periods ranging from two to seven years.

(F) - Covenants Not to Compete

Covenants not to compete are amortized on a straight-line basis over the terms of the agreements. The covenants cover the period from January 1994 to December 1997 and were fully amortized by December 31, 1997.

(G) - Income Taxes

Taxes are provided on all revenue and expense items included in the Consolidated Statements of Operations, regardless of the period in which such items are recognized for income tax purposes, except for items representing a permanent difference between pretax accounting income and taxable income.

(H) - Revenue Recognition

The Company recognizes revenues at the time freight is delivered to recipients.

(I) - Organization Costs

Subsidiary companies, Gulf Northern and Mencor incurred organization costs that are being amortized on a straight-line basis over five years.

(J) - Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     U.S. TRUCKING, INC. AND SUBSIDIARIES
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1997) TO
                                DECEMBER 31, 1997


(K) - Basis of Presentation

The accompanying consolidated balance sheets and related statements of operations and accumulated deficit and cash flows includes the accounts of U.S. Trucking, Inc. and its wholly owned subsidiaries, Gulf Northern Transport, Inc. and Mencor, Inc. as of December 31, 1997 and for the period from inception (January 30, 1997) to December 31, 1997 gives effect to the acquisition of Gulf Northern and Mencor effective January 30, 1997. Intercompany transactions or balances as of and for the period ended December 31, 1997 have been eliminated.

NOTE 2 - Acquisition of Subsidiaries and other Assets

On January 30, 1997, the Company completed the following acquisitions:

Gulf Northern Transport, Inc.   USTI purchased 100% of the common stock of
Gulf Northern Transport, Inc. from its stockholder (Logistics Management, LLC) for cash of $225,000 and 25% of the Company's common stock (625 shares). The acquisition was funded by an advance by USTI's parent, U.S. Transportation Systems, Inc. and was subsequently capitalized and is included in paid in capital. The transaction was valued at $790,999 and goodwill in the amount of $565,999 was recognized in the transaction. The goodwill is being amortized over six years.

Mencor, Inc.   USTI purchased 100% of the common stock of Mencor, Inc. from its stockholders for cash of $70,000 and 37,500 shares of the common stock of U.S. Transportation Systems, Inc. which was valued at $2.00 per share. The acquisition was funded by a cash and stock contribution to the Company by USTS. The transaction was valued at $145,000. Goodwill in the amount of $96,953 was recognized in the transaction and is being amortized over six years.

Jay and Jay Transportation, Inc.   USTI acquired certain assets (primarily
tractors and trailers) and liabilities from USTS which were valued at $2,394,860. The transaction was accomplished by way of a permanent capital contribution by USTS and the net value contributed was included in Paid in capital. Jay and Jay's dispatch office and yard is located in Savannah, New York. Office operations including accounting and management were moved to Charleston, South Carolina. The transaction was recorded as an asset purchase and no goodwill was recognized.

Translynx Express, Inc.   The Company acquired certain assets and liabilities
from USTS that were valued at $100,546. The transaction was accomplished by way of a permanent capital contribution by USTS and the net value contributed is included in Paid in capital. Translynx's operating office is located in Orlando, Florida. Office operations including accounting and management were moved to Charleston, South Carolina. The transaction was recorded as an asset purchase and no goodwill was recognized.

                     U.S. TRUCKING, INC. AND SUBSIDIARIES
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1997) TO
                                DECEMBER 31, 1997


NOTE 3 - Income Taxes

The Company accounts for income taxes on the liability method, as provided by Statement of Financial Accounting Standards 109, Accounting for Income Taxes (SFAS 109). No federal income taxes were provided for the period ended December 31, 1997.

Differing methods of reporting income for tax purposes as compared to financial reporting purposes resulted in net deferred income taxes of approximately -0- as of December 31, 1997. Deferred tax assets and liabilities consist of the following:

  Deferred tax assets-
     Allowance for doubtful accounts        $   88,000
     Amortization of Goodwill                   63,000
                                            ----------
     Net operating loss carryovers           2,327,000
                                             2,478,000
     Valuation allowance                     1,723,000
                                            ----------
                                            $  755,000
                                            ==========
  Deferred tax liabilities-
     Depreciation of transportation
      and other and equipment               $ (755,000)
                                            ----------
                                            $ (755,000)
                                            ==========

The valuation allowance provided in each of the years is based on management's valuation of the likelihood of realization.

As required by SFAS 109, deferred taxes are provided based upon the tax rate at which the items of income and expense are expected to be settled in the Company's tax return.

The Company has acquired the net operating losses through January 30, 1997 of $940,000 related to the operations of Gulf Northern Transport, Inc. These losses will be available to offset future income for financial reporting purposes expiring in 2012.

                     U.S. TRUCKING, INC. AND SUBSIDIARIES
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1997) TO
                                DECEMBER 31, 1997


NOTE 4 - Long-term Notes Payable

Long-term notes payable as of December 31, 1997 consists of the following:

Equipment loans secured by tractors and trailers
payable at $59,848 per month including interest
at rates ranging from 9-1/2% to 101/2% per annum
with the final installment due April, 2001          $1,998,438

Term loan in settlement with United
Acquisition II Corp.- $100,000 non
interest bearing, discounted at 8%
payable over 36 months beginning
April 1, 1998                                           54,613

Acquisition loan described in Note 5                 1,884,904

Seller notes described in Note 5                       135,606
                                                    ----------

             Total                                   4,073,561

             Less: current maturities                1,185,795
                                                    ----------

             Long-term portion                      $2,279,215
                                                    ==========

Aggregate annual scheduled maturities of long-term debt at December 31, 1997 are as follows:

                     1998          $1,185,795
                     1999           1,157,730
                     2000             964,918
                     2001             765,118
                     2002                -
                                   ----------
                     Total         $4,073,561
                                   ==========

NOTE 5 - Acquisition Loan and Seller's Notes

On March 28, 1995, Gulf Northern was acquired by Mid America Transporters Group, Inc. The purchase was financed by a loan in the amount of $3,000,000 from ITT Credit Corp. The proceeds of this loan (described as "the acquisition loan") were used to refinance stockholder loans and certain other bank and lease obligations. The loan which was subsequently sold to General Electric Credit Corp., originally was payable in 60 monthly installments of $66,360 at the rate of 11.75% interest per annum with its final maturity on

                     U.S. TRUCKING, INC. AND SUBSIDIARIES
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1997) TO
                                DECEMBER 31, 1997

March 31, 2000. On May 25, 1997, the Company renegotiated the loan whereby the monthly payments were reduced to $45,000 with a balloon payment of $396,836 due on September 1, 2001. The interest rate remained at 11.75%. Additional fees of $138,016 were incurred to restructure the loan which were capitalized and are being amortized over the remaining life of the loan.

In addition to the acquisition loan, the agreement called for payments to the three former stockholders (described as sellers notes) which included promissory notes totaling $260,000 due in 36 monthly installments totaling $8,017 at 7% due on March 1, 1998 secured by letters of credit and non interest bearing obligations (discounted at 7% per annum) totaling $104,000 payable over a one year period commencing April 1, 1998.

NOTE 6 - Lease Commitments

The Company leases tractors and trailers under various capital leases with interest rates ranging from 8.1% to 9.1%. Transportation and other equipment includes the following amounts for the tractor and trailer leases which are capitalized as of December 31, 1997:

     Tractors and trailers                $1,760,669
     Less: accumulated depreciation
            and amortization                 841,381
                                          ----------

              Total                       $  919,288
                                          ==========

Lease amortization is included in depreciation expense. Future minimum payments, by year and in the aggregate, under the capital leases are as follows:

     Years ended December 31,                 Amount
     ------------------------                 ------

            1998                            $  529,647
            1999                               241,568
            2000                                  -
                                            ----------

     Total minimum lease payments              772,211
     Less: Amount representing interest         64,834
                                            ----------

     Present value of minimum
       lease payments                          707,377
     Less-Current maturities                   479,093
                                            ----------

     Long-term obligations under
       capital leases                       $  228,284
                                            ==========

                     U.S. TRUCKING, INC. AND SUBSIDIARIES
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1997) TO
                                DECEMBER 31, 1997


NOTE 7 - Transportation and Other Equipment

Transportation and other equipment consists of the following as of December 31, 1997:

           Office equipment                 $    79,300
           Tractors, trailers and
              garage equipment                8,072,847
           Transportation equipment               1,269
                                            -----------
                                              8,153,416
           Less: Accumulated
             Depreciation                     1,334,899
                                            -----------
                    Total                   $ 6,818,517
                                            ===========

Depreciation expense amounted to $1,334,899 for the period ended December 31, 1997. $1,315,796 of depreciation was included in operating expenses and $19,103 of depreciation was included in administrative expenses. The fair market value of fixed assets approximates book value.

NOTE 8 - Related Party Transaction

On December 23, 1996, the Company sold its Wisconsin Rapids facility, which included land, a building and improvements to its majority stockholders. The stockholders leased the property back to the Company for five years commencing January 1, 1997. See Note 10.

Management believes the sale was an arms length transaction based on estimated values of the property on the date of sale.

NOTE 9 - Retirement Plan

The Company maintains a pension plan for eligible employees, which was established under section 401(k) of the Internal Revenue Code. Under the terms of the plan, the Company at the discretion of its Board of Directors may match employee contributions up to 3% of employee compensation. Employee contributions to the plan amounted to $50,153 for the period ended December 31, 1997. The Company's matching contributions amounted to $8,414 of which $5,745 is included in operating expenses and $2,669 is included in administrative expenses.

NOTE 10 - Commitments and Contingencies

Commencing on January 1, 1997, the Company agreed to rent its Wisconsin Rapids facility from certain stockholders for $7,350 per month for a period of five years under an operating lease.

                     U.S. TRUCKING, INC. AND SUBSIDIARIES
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1997) TO
                                DECEMBER 31, 1997


Commencing October 15, 1997, the Company leased its South Carolina corporate offices for $1,728 per month. The lease was subsequently re-negotiated whereby the Company took additional office space in the same building at a cost of $2,800 per month until June 30, 2002.

Minimum rental payments under such leases follows for the years ending December 31:

                       1998              $140,600
                       1999               121,800
                       2000               121,800
                       2001               121,800
                       2002                33,600
                                         --------
      Total minimum payments required    $539,600
                                         ========

Rent expense for the period ended December 31, 1997 amounted to $142,013 and is included in general administrative expenses.

NOTE 11 - Noncompetition Agreements

As of January 3, 1994, one of the Company's subsidiaries entered into a covenant not to compete agreement with its chief executive officer that extends over four years. The agreement called for a prepayment of $115,000 in December 1993, with an additional $46,000, including interest, payable in (18) monthly installments of $2,556 commencing with the date of the agreement. Expenses under this agreement amounted to $39,999 for the period ended December 31, 1997.

NOTE 12 - Restricted Cash

The Company maintains cash accounts for owner-operators who perform services for the Company. These funds are accumulated, with the owner-operators consent, by withholding part of the payments due to them for services performed. The funds are used to pay for repairs of equipment, which they own directly.

Further, the Company has deposited funds with a financing company to cover over the road fuel and other operating expenses for drivers in support of a letter of credit.

As of December 31, 1997, the company had letters of credit outstanding totaling $10,000, which guarantee various operating and insurance activities.

                     U.S. TRUCKING, INC. AND SUBSIDIARIES
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1997) TO
                                DECEMBER 31, 1997


NOTE 13 - Stock Acquisition Agreement-United Acquisition II Corp.

During 1996, the shareholders of Gulf Northern's parent company, Mid America Transporters Group, Inc. entered into an agreement with United Acquisition II Corp. (the acquirer) whereby they would transfer 100% of their common stock in Mid America in exchange for common and preferred stock of the acquirer. In addition, the acquirer agreed to contribute cash and notes totaling $500,000 into Mid America at closing.

In January 1997 however, the acquirer conceded that it was not able to complete the transaction as agreed and withdrew from the contract. During the period from the consummation of the contract, the acquirer deposited funds to the Company in the amount of $145,000. The Company agreed to return a total of $100,000 payable in 36 installments beginning April 1, 1998 on a non-interest bearing basis.

NOTE 14 - Concentration of Credit Risk - Cash

The Company maintains its cash balances in two financial institutions, one located in Wisconsin Rapids, Wisconsin and the other in Charleston, South Carolina. At times, the balances may exceed federally insured limits of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash on deposit. The fair market value of these financial instruments approximates cost.

NOTE 15 - Use of Factor

In April 1995, the Company entered into an agreement with a factor whereby the factor would accept the Company's receivables with full recourse. Under the agreement, the factor will advance up to 90% of those receivables submitted by the Company. Interest on funds advanced is charged at an average annual effective rate of 14.9% payable monthly.

In addition, the Company must maintain funds on deposit with its factor as a reserve against uncollectible receivables. The amount of such funds on deposit as of December 31, 1997 amounted to $184,210.

The uncollected balance of such receivables held by the factor amounted to $1,689,400 as of December 31, 1997.

The fair market value of these balances approximate book value.

                     U.S. TRUCKING, INC. AND SUBSIDIARIES
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1997) TO
                                DECEMBER 31, 1997


NOTE 16 - Economic Dependency

The Company's customers consist primarily of high volume shippers that have significant time sensitive and high service level traffic needs. The Company provided services to a customer, which accounted for net revenues in excess of 10% of the Company's total revenues for the period ended December 31, 1997. Consolidated Paper, Inc. accounted for 16.0% of the Company's net revenues for this period. Accounts receivable from this customer amounted to $176,449 as of December 31, 1997.

Revenues from the Company's five and ten largest customers accounted for approximately 38.9% and 46.8% respectively of total net revenues for the period ended December 31, 1997.

The Company considers its relationship with those major customers to be satisfactory and is committed to expanding its relationship with its other customers.

The Company provides services to a number of customers in the meat packing and distribution industry. Revenues from those customers accounted for approximately 10.7% of total revenues for the period ended December 31, 1997. Accounts receivable from those customers amounted to $211,361 as of December 31, 1997.

NOTE 17 - Intangible Assets

Intangible assets consist of the following items as of December 31, 1997:

                      Original    Accumulated    Net Book
                        Cost      Amortization    Value
                     ---------    ------------  ---------
 Goodwill            $ 662,952     $  103,766   $ 559,186
 Goodwill            $ 662,952     $  103,766   $ 559,186
 Goodwill            $ 662,952     $  103,766   $ 559,186
 Goodwill            $ 662,952     $  103,766   $ 559,186
 Goodwill            $ 662,952     $  103,766   $ 559,186
 Goodwill            $ 662,952     $  103,766   $ 559,186
 Goodwill            $ 662,952     $  103,766   $ 559,186
                     $ 662,952     $  103,766   $ 559,186
 Debt refinancing
   Costs               138,016         16,237     121,779
 Other intangibles       1,437            549         888
                     ---------     ----------   ---------

       Total         $ 802,405     $  120,552   $ 681,853
                     =========     ==========   =========

Amortization expense amounted to $120,552 for the period ended December 31, 1997.

                     U.S. TRUCKING, INC. AND SUBSIDIARIES
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1997) TO
                                DECEMBER 31, 1997


NOTE 18 - Subsequent Event

Effective June 24, 1998, the company underwent a change in its capital structure whereby it is authorized to issue 50,000,000 shares of common stock and 1,000,000 shares of preferred stock.

On May 26, 1998, the Company entered into an investment consulting agreement with Joff Pollon & Associates for a period, with extensions, of up to two years. The compensation payable to the consultants under this agreement includes fees, reimbursable expenses and options to purchase up to 1,000,000 shares of the Company's common stock at $.01 per share and further fees and bonuses as determined by the Board of Directors, and is contingent upon a successful merger with a public company. The Company is presently involved with a private placement offering which, if successful, would result in the issuance of 1,000,000 shares of common stock and would raise approximately $720,000 of net-equity capital for the Company.

3)                    AUDITED FINANCIAL STATEMENTS OF
                        GULF NORTHERN TRANSPORT, INC.
                 FOR THE THIRTY DAYS ENDED JANUARY 30, 1997

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Stockholder
Gulf Northern Transport, Inc.

We have audited the accompanying balance sheet of Gulf Northern Transport, Inc. as of January 30, 1997 and the related statement of operations and accumulated deficit and cash flows for the period from January 1, 1997 to January 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above, presents fairly, in all material respects, the financial position of Gulf Northern Transport, Inc. as of January 30, 1997 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.


/s/ BIANCULLI, PASCALE & CO. P.C.

BIANCULLI, PASCALE & CO. P.C.


Garden City, New York
June 10, 1998

                         GULF NORTHERN TRANSPORT, INC.
                                BALANCE SHEET
                               JANUARY 30, 1997

      ASSETS

CURRENT ASSETS
 Cash in banks (Note 14)                          $    41,270
 Restricted cash-reserves on deposit
  with factor (Note 15)                                97,179
 Accounts receivable-net of allowance for
  for doubtful accounts of $40,000
  (Notes 1H, 15 and 16)                             1,047,761
 Accounts receivable - affiliate (Note 18)             19,930
 Accounts receivable - other                            3,009
 Parts and supply inventory (Note 1D)                 139,472
 Prepaid insurance                                     54,745
 Prepaid expenses and other                            40,929
                                                   ----------

       Total Current Assets                         1,444,295
                                                   ----------

PROPERTY, PLANT AND EQUIPMENT-at cost, less
 accumulated depreciation and amortization of
 $4,206,596 (Notes 1E, 2, 4, 5 and 7)               4,099,535
                                                   ----------

OTHER ASSETS
 Restricted cash-owner operators (Note 12)              1,760
 Restricted cash-cash held as collateral
  against letters of credit                            10,000
 Covenants not to compete-net of accumulated
  amortization of $76,922 (Notes 1F and 11)            36,666
 Security deposits and other                            7,534
                                                   ----------

       Total other assets                              55,960
                                                   ----------

       TOTAL ASSETS                                $5,599,790
                                                   ==========














THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                         GULF NORTHERN TRANSPORT, INC.
                                BALANCE SHEET
                               JANUARY 30, 1997

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable-trade                           $   266,118
 Due to factor (Note 15)                              804,601
 Accrued expenses and other                           698,825
 Advances from affiliate (Note 19)                     23,994
 Note Payable - (Note 4)                               70,000
 Current portion - seller's notes                     112,823
 Current portion - acquisition loan payable           517,476
 Current portion of equipment notes payable           152,439
 Current portion of obligations under
  capital leases                                      275,526
                                                   ----------
       Total Current Liabilities                    2,921,802
                                                   ----------

OTHER LIABILITIES
 Owner operator escrow (Note 12)                       29,672
 Seller's notes (Notes 2 and 4)                       127,772
 Note payable - (Notes 4 and 17)                       49,904
 Acquisition loan payable (Notes 2 and 4)           1,617,561
 Equipment Notes Payable-net of
  current portion (Note 4)                            483,978
 Obligations under capital leases
  net of current portion (Note 6)                     710,093
                                                   ----------
    Total Other Liabilities                         3,018,987
                                                   ----------

     TOTAL LIABILITIES                              5,940,789
                                                   ----------

COMMITMENTS AND CONTINGENCIES
  (Notes 2, 6, 9 10 and 17)

STOCKHOLDERS' EQUITY
 Common Stock (no par value-10,000 shares auth-
  orized, 1,000 issued and outstanding) (Note 2)      100,000
 Additional paid in capital                            25,000
 Accumulated deficit                               (  465,999)
                                                   ----------
    Total Stockholders' Equity                     (  340,999)
                                                   ----------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $5,599,790
                                                   ==========





THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                        GULF NORTHERN TRANSPORT, INC.
               STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
               PERIOD FROM JANUARY 1, 1997 TO JANUARY 30, 1997


Net Revenues                                      $   854,016

Operating expenses                                    695,904

Income from operations                                158,112

Administrative expenses                               198,564
                                                  -----------

                                                   (   40,452)

Other expenses
 Interest expense                                  (   49,540)
                                                  -----------

  Total other expenses                             (   49,540)
                                                  -----------

    Net loss before taxes                          (   89,992)

Income tax provision (Notes 1H and 3)                   -0-
                                                  -----------

     Net loss                                      (   89,992)

Accumulated Deficit - January 1                    (  376,007)
                                                  -----------

Accumulated deficit - January 30                  $(  465,999)
                                                  ===========

Net loss per share                                $(    89.99)
                                                  ============

Weighted Average Number of Shares (Note 1B)              1,000
                                                  ============















THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                          GULF NORTHERN TRANSPORT, INC.
                             STATEMENT OF CASH FLOWS
                 PERIOD FROM JANUARY 1, 1997 TO JANUARY 30, 1997

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss                                          $ (  89,992)

ADJUSTMENTS TO RECONCILE NET LOSS TO
NET CASH USED IN OPERATING ACTIVITIES

Depreciation & Amortization                            79,719

(Increase) Decrease-Assets
 Restricted Cash                                          912
 Accounts Receivable                                  261,769
 Prepaid expenses and other current assets              6,170
Increase (Decrease)-Liabilities
 Accounts payable                                      82,170
 Accrued expenses and other liabilities             ( 330,196)
                                                   ----------

   Total Adjustments                                  100,544

Net Cash Provided by Operations                        10,552
                                                   ----------

CASH FLOWS FROM INVESTING ACTIVITIES

Security deposit                                     (    200)
                                                   ----------

Net Cash Used in investing activities                (    200)
                                                   ----------

Sub Total                                              10,352
                                                   ----------



















THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                         GULF NORTHERN TRANSPORT, INC.
                           STATEMENT OF CASH FLOWS
                                (continued)
                 PERIOD FROM JANUARY 1, 1997 TO JANUARY 30, 1997


Balance Forward                                   $    10,352

CASH FLOWS FROM FINANCING ACTIVITIES

Principal payments on long-term debt               (   62,682)
Proceeds from short-term note                          57,500
Principal payments on capital lease obligations    (   24,059)
                                                  -----------

Net Cash (used in) financing activities            (   29,241)
                                                  -----------

NET (DECREASE) IN CASH                             (   18,889)

CASH AT BEGINNING OF YEAR                              60,159
                                                  -----------

CASH AT END OF YEAR                               $    41,270
                                                  ===========

Supplemental Disclosure of
 Cash flow information:

Cash Paid during the year
  Interest expense                                $    49,840
                                                  ===========

  Income taxes                                    $     -0-
                                                  ===========





















THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                         GULF NORTHERN TRANSPORT, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                              JANUARY 30, 1997


NOTE 1 - General and Summary of Significant Accounting Policies

(A) - Nature of Business

Gulf Northern Transport, Inc. (Gulf Northern) a Wisconsin corporation, operates as an interstate and intrastate motor carrier. (See Note 2). The Company's corporate headquarters are located in Charleston, South Carolina with terminals and drop stations located in various states.

Services are provided to customers located primarily in the central United States but include locations in virtually all 48 contiguous states.

(B) - Net Loss per Share

Net loss per share is computed on the basis of the weighted average number of common shares outstanding during each period. Only the weighted average number of shares of common stock outstanding is used to compute earnings or loss per share for the period ended January 30, 1997 as there were no stock options, warrants, or other common stock equivalents during this period.

(C) - Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be cash equivalents for financial statement purposes.

(D) - Inventory

Inventory consists principally of parts and supplies used in maintaining its motor carrier fleet, skids used in transporting goods, and small tools. The items are stated at the lower of cost or market, determined on a first-in, first-out basis.

(E) - Property, Plant and Equipment

Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Accelerated methods of depreciation are followed for tax purposes and the straight line method is used for financial reporting purposes.

Transportation equipment, furniture and fixtures, and other equipment are generally depreciated over periods ranging from two to seven years.

(F) - Covenants Not to Compete

Covenants not to compete are amortized on a straight line basis over the terms of the agreements. The covenants cover the period from January, 1994 to December, 1997.

                         GULF NORTHERN TRANSPORT, INC.
                      NOTES TO THE FINANCIAL STATEMENTS
                              JANUARY 30, 1997


(G) - Income Taxes

Taxes are provided on all revenue and expense items included in the Consolidated Statements of Operations, regardless of the period in which such items are recognized for income tax purposes, except for items representing a permanent difference between pretax accounting income and taxable income.

(H) - Revenue Recognition

The Company recognizes revenues at the time freight is delivered to recipients.

(I) - Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(J) - Basis of Presentation

The accompanying balance sheet and related statements of operations and retained earnings and cash flows includes only the accounts of Gulf Northern as of January 30, 1997. Prior to January 1, 1997, the company was a wholly owned subsidiary of Mid America Transporters Group, Inc. and was included in that consolidated group. Gulf Northern was sold to Logistics Management, LLC effective January 1, 1997. On January 30, 1997, Gulf Northern was sold to U.S. Trucking Company, Inc. and was included in that consolidated group. See
Note 2.

NOTE 2 - Acquisition by Mid America Transporter's Group

Effective January 1, 1995, Gulf Northern was acquired by Mid America Transporters Group for a total purchase price of $2,683,500. This exceeded the net asset value of Gulf Northern by approximately $1,182,000.
Accordingly, the basis of certain assets included in property, plant and equipment were increased by that amount as required by purchase accounting and is being amortized over five years.

The agreement includes payments to the former stockholders in the form of cash of $2,232,000 which includes the payoff of shareholder loans described in Note 5A; promissory notes totaling $260,000 due in 36 monthly installments totaling $8,017 at 7% due on March 1, 1998 secured by letters of credit in the amount of $150,000; and non interest bearing obligations (discounted at 7% per annum) totaling $104,000 payable over a one year period commencing April 1, 1998.

The purchase was financed by a loan in the amount of $3,000,000 from ITT Credit Corp. which is payable in 60 monthly installments of $66,360 and is due on March 31, 2000. The loan was subsequently sold to General Electric Credit Corp and is secured by certain items of equipment. See Note 13 for description of the loan modification agreement.

                         GULF NORTHERN TRANSPORT, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                              JANUARY 30, 1997


NOTE 3 - Income Taxes

The Company accounts for income taxes on the liability method, as provided by Statement of Financial Accounting Standards 109, Accounting for Income Taxes (SFAS 109).

Differing methods of reporting income for tax purposes as compared to financial reporting purposes resulted in deferred income taxes of approximately -0- as of January 30, 1997. Deferred tax assets and liabilities consist of the following:

  Deferred tax assets-
     Allowance for doubtful accounts     $  13,600
     Net operating loss carryover          158,000
                                         ---------
                                           171,600
     Valuation allowance                    62,600
                                         ---------
                                         $ 109,000
                                         =========
  Deferred tax liabilities-
     Depreciation of property, plant
      and equipment                      $(109,000)
                                         ---------
                                         $(109,000)
                                         =========

The valuation allowance provided in each of the years is based on management's valuation of the likelihood of realization.

As required by SFAS 109, deferred taxes are provided based upon the tax rate at which the items of income and expense are expected to be settled in the Company's tax return.

The Company incurred a net operating loss of $910,000 available to offset future income for financial reporting purposes expiring in 2012.

NOTE 4 - Long-term Notes Payable

Long-term notes payable consist of the following:

Equipment loans secured by ten tractors payable
at $15,824 per month including interest at 10% per
annum with the final installment due November, 2000    $  636,417

Non interest bearing demand notes                          70,000

Term loan in settlement with United Acquisition
II Corp.- $100,000 non interest bearing, discounted
at 8% payable over 36 months beginning April 1, 1998       49,904

Acquisition loan described in Note 5                    2,135,037

                        GULF NORTHERN TRANSPORT, INC.
                      NOTES TO THE FINANCIAL STATEMENTS
                              JANUARY 30, 1997


Seller notes described in Note 2                          240,595
                                                       ----------

             Total                                      3,131,953

             Less: current maturities                     852,738
                                                       ----------

             Long-term portion                         $2,279,215
                                                       ==========

Aggregate annual scheduled maturities of long-term debt at January 30, 1997 are as follows:

               January 30,
               -----------
                  1998          $  852,738
                  1999             920,804
                  2000             917,159
                  2001             441,252
                                ----------

                      Total     $3,131,953
                                ==========

NOTE 5 - Debt Restructure

In addition to being used to finance the acquisition described in Note 2, proceeds from the $3,000,000 acquisition loan were also used to refinance stockholder loans and certain other bank and lease obligations. As the classification of the acquisition loan is long term, those obligations restructured were also classified as long term. The loan is payable in 60 monthly installments of $66,360 at the rate of 11.75% interest per annum with its final maturity on March 31, 2000.

NOTE 6 - Lease Commitments

The Company leases tractors and trailers under various capital leases with interest rates ranging from 8.1% to 9.1%. Property, plant and equipment includes the following amounts for the tractor and trailer leases which are capitalized:

     Tractors and trailers                 $1,760,669
     Less: accumulated amortization           611,433
                                           ----------
              Total                        $1,149,236
                                           ==========

Lease amortization is included in depreciation expense.

                         GULF NORTHERN TRANSPORT, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                              JANUARY 30, 1997


NOTE 6 - Lease Commitments (continued)

Future minimum payments, by year and in the aggregate, under the capital leases are as follows:

     Years ended January 30,                        Amount
     -----------------------                      ----------

            1998                                  $  405,446
            1999                                     489,233
            2000                                     221,437
                                                  ----------
     Total minimum lease payments                  1,116,116
     Less: Amount representing interest              130,497
                                                  ----------
     Present value of minimum lease payments         985,619
     Less-Current maturities                         275,526
                                                  ----------
     Long-term obligations under capital leases   $  710,093
                                                  ==========

NOTE 7 - Property, Plant and Equipment

Property, plant and equipment consists of the following as of January 30, 1997:

       Office equipment                          $   63,273
       Tractors, trailers and garage equipment    8,238,378
       Transportation equipment                       4,480
                                                 ----------
                                                  8,306,131
       Less: Accumulated Depreciation             4,206,596
                                                 ----------
          Total property, plant and equipment    $4,099,535
                                                 ==========

Depreciation expense amounted to $76,386 for the period ended January 30, 1997. $75,582 of depreciation was included in operating expenses and $804 of depreciation was included in administrative expenses. The fair market value of fixed assets approximates book value.

NOTE 8 - Related Party Transaction

On December 23, 1996, the Company sold its Wisconsin Rapids facility which included land, a building and improvements with a book value of $394,517 to its majority stockholders for $346,141 resulting in a net loss of $48,376. The transaction resulted in a gain of $231,000 for income tax purposes.

The stockholders leased the property back to the Company for five years commencing January 1, 1997. See Note 10.

Management believes the sale was an arms length transaction based on estimated values of the property on the date of sale.

                         GULF NORTHERN TRANSPORT, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                              JANUARY 30, 1997


NOTE 9 - Retirement Plan

The Company matches employee contributions up to 3% of employee compensation. Contributions to the plan amounted to $5,918 for the period ended January 30, 1997. 401K matching contributions of $1,283 are included in operating expense and $365 and of the aforementioned contributions are included in administrative expenses.

NOTE 10 - Commitments and Contingencies

Commencing on January 1, 1997, the Company agreed to rent its Wisconsin Rapids facility from certain stockholders for $7,350 per month for a period of five years under an operating lease.

Commencing October 15, 1997, the Company leased its South Carolina corporate offices for $1,728 per month. The lease extends for a period of two years.

Minimum rental payments under such operating leases follows:

              Year ending January 30,
                       1998              $ 94,248
                       1999               108,936
                       2000               102,888
                       2001                88,200
                       2002                80,850
                                         --------
      Total minimum payments required    $475,122
                                         ========

NOTE 11 -  Noncompetition Agreements

As of January 3, 1994, the Company entered into a covenant not to compete agreement with its chief executive officer which extends over four years. The agreement called for a prepayment of $115,000 in December, 1993, with an additional $46,000, including interest, payable in (18) monthly installments of $2,556 commencing with the date of the agreement. Expenses under this agreement amounted to $3,333. See also Note 2 for a description of the covenant not to compete related to the stock purchase agreement.

NOTE 12 - Restricted Cash

The Company maintains cash accounts for owner-operators who perform services for the Company. These funds are accumulated, with the owner-operators consent, by withholding part of the payments due to them for services performed. The funds are used to pay for repairs of equipment that they own directly.

Further, the Company has deposited funds with a financing company to cover over the road fuel and other operating expenses for drivers in support of a letter of credit.

As of January 30, 1997, the Company had letters of credit outstanding totaling $10,000 which guarantee various operating and insurance activities.

                         GULF NORTHERN TRANSPORT, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                              JANUARY 30, 1997


NOTE 13 - Loan Modification Agreement

In connection with the stock purchase agreement described in Note 2, the purchase was financed by a loan in the amount of $3,000,000 payable in monthly installments over five years. The original loan agreement required that the Company hold the common stock of a "small capitalization" company with a market value of at least $1,000,000. As of January 30, 1997, such stock was not held by the Company.

On May 25, 1997, the Company agreed to a modification of the original loan whereby current monthly payments were reduced from $66,360 per month to $45,000 per month with a balloon payment of $396,836 due at August 31, 2001.

NOTE 14 - Concentration of Credit Risk - Cash

The Company maintains its cash balances in two financial institutions, one located in Wisconsin Rapids, Wisconsin and the other in Charleston, South Carolina. At times, the balances may exceed federally insured limits of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash on deposit. The fair market value of these financial instruments approximates cost.

NOTE 15 - Use of Factor

In April, 1995, the Company entered into an agreement with a factor whereby the factor would accept the Company's receivables with full recourse. Under the agreement, the factor will advance up to 80% of those receivables submitted by the Company. Interest on funds advanced is charged at an average annual effective rate of 14.5% payable monthly.

In addition, the Company must maintain funds on deposit with its factor as a reserve against uncollectible receivables. The amount of such funds on deposit as of January 30, 1997 amounted to $97,179.

The uncollected balance of such receivables held by the factor amounted to $804,601 as of January 30, 1997.

The fair market value of these balances approximate book value.

NOTE 16 - Economic Dependency

The Company's customers consist primarily of high volume shippers that have significant time sensitive and high service level traffic needs. The Company provided services to two customers which accounted for net revenues in excess of 10% of the Company's total revenues for the period ended January 30, 1997. Consolidated Paper, Inc. and Excel Corporation accounted for 26.4% and 10.7% of the Company's net revenues for the period ended January 30, 1997. Accounts receivable from those customers amounted to $335,513 as of January 30, 1997.

Revenues from the Company's five and ten largest customers accounted for approximately 57% and 69% respectively of total net revenues for the period ended January 30, 1997.

                        GULF NORTHERN TRANSPORT, INC.
                      NOTES TO THE FINANCIAL STATEMENTS
                              JANUARY 30, 1997


NOTE 16 - Economic Dependency (continued)

The Company considers its relationship with those major customers to be satisfactory and is committed to expanding its relationship with its other customers.

The Company provides services to a significant number of customers in the meat packing and distribution industry. Revenues from those customers accounted for approximately 14.6% of total revenues for the period ended January 30, 1997. Accounts receivable from those customers amounted to $178,700 as of January 30, 1997.

NOTE 17 - Stock Acquisition Agreement - United Acquisition II
          Corp.

On June 3, 1996, the shareholders of Mid America entered into an agreement with United Acquisition II Corp. (the acquirer) whereby they would transfer 100% of their common stock in Mid America in exchange for 31,366 shares of convertible preferred stock and 316,666 shares of common stock of the acquirer. In addition, the acquirer agreed to contribute cash and notes totaling $500,000 into Mid America at closing.

In January, 1997, the acquirer conceded that it was not able to complete the transaction as agreed and withdrew from the contract. During the period from the consummation of the contract, the acquirer deposited funds to the Company in the amount of $145,000. The Company agreed to return a total of $100,000 payable in 36 installments beginning April 1, 1998 on a non interest bearing basis.

NOTE 18 - Accounts Receivable - Affiliate

The Company provided freight services on behalf of its affiliate, Mencor, Inc. amounting to $10,785 for the period ended January 30, 1997. The balance receivable from this affiliate as of January 30, 1997 amounted to $19,930.
The fair market value of this receivable approximate book value.

NOTE 19 - Advances from Affiliate

The Company received advances from its affiliate, Mencor, Inc. during the period ended January 30, 1997. Those advances amounted to $23,994 and remained unpaid as of that date, are non interest bearing and are due on demand. The fair market value of these advances approximates book value.

NOTE 20 - Subsequent Event - Acquisition Agreement with U.S.
          Trucking, Inc.

On January 30, 1997, the Company entered into an agreement with U.S. Trucking, Inc. (the acquirer) whereby U.S. Trucking would acquire 100% of the common stock of the Company in exchange for 25% of it's common stock.

                        GULF NORTHERN TRANSPORT, INC.
                      NOTES TO THE FINANCIAL STATEMENTS
                              JANUARY 30, 1997


NOTE 20 - Subsequent Event - Acquisition Agreement with U.S.
          Trucking, Inc. (continued)

As part of this agreement, the Company contracted with Dan Pixler (a former stockholder of the Company) for him to provide services as president and general manager for the five years commencing from January 30, 1997 to January 30, 2002 at an annual salary of $105,000 per year. Mr. Pixler will receive annual options to purchase 12,500 shares of the common stock of the acquirer's parent company, U.S. Transportation Systems, Inc. which will be exercisable until December 31, 2002. Further, during the period of employment and for a period of two years after his termination, Mr. Pixler agreed that he will not participate in an entity which is directly competitive with the Company's present operations.

4)                     AUDITED FINANCIAL STATEMENTS OF
                                  MENCOR, INC.
                  FOR THE THIRTY DAYS ENDED JANUARY 30, 1997

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Stockholders
Mencor, Inc.

We have audited the accompanying balance sheet of Mencor, Inc. as of January 30, 1997 and the related statements of earnings and retained earnings and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Mencor, Inc. as of January 30, 1997 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.



/s/ BIANCULLI, PASCALE & CO. P.C.

BIANCULLI, PASCALE & CO. P.C.

Garden City, New York
June 8, 1998

                                 MENCOR, INC.
                                BALANCE SHEET
                               January 30, 1997

     ASSETS

CURRENT ASSETS
  Cash and cash equivalents (Notes 1C and 2)               $ 40,497
  Accounts receivable-net of allowance
   for doubtful accounts of $11,834 (Notes 1F & 12)         189,605
  Advances to affiliate (Note 7)                             23,994
  Refundable income taxes (Note 6)                              860
  Prepaid expenses                                            1,002
                                                           --------
     Total Current Assets                                   255,958
                                                           --------

PROPERTY, PLANT AND EQUIPMENT - at cost, less
 accumulated depreciation of $3,950 as of
 January 30, 1997 (Notes 1D and 3)                            7,300
                                                           --------

OTHER ASSETS
  Intangible asset - Net of accumulated
   amortization of $1,067 as of January
   30, 1997 (Note 1H)                                           933
  Security deposits                                           1,125
  Deferred tax asset (Notes 1E and 6)                         1,920
  Organization costs - net of
   accumulated amortization of $445 at January
   30, 1997 (Note 1G)                                           444
                                                           --------
     Total other assets                                       4,422
                                                           --------

     TOTAL ASSETS                                          $267,680
                                                           ========



















THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                 MENCOR, INC.
                                BALANCE SHEET
                               January 30, 1997

     LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

CURRENT LIABILITIES
  Accounts payable-trade                                   $160,618
  Accounts payable-affiliate (Note 8)                        19,930
  Advances from related party (Note 9)                       33,970
  Payroll taxes withheld and payable                            518
  Accrued expenses                                            2,039
  Other taxes payable                                         1,462
  Income taxes payable (Notes 1E and 6)                          25
  Current Portion of Equipment Notes Payable
    (Notes 3 and 4)                                           1,164
                                                           --------

     Total Current Liabilities                              219,726
                                                           --------
COMMITMENTS AND CONTINGENCIES (Note 5)

OTHER LIABILITIES
  Equipment Notes Payable-net of current maturities
    (Notes 3 and 4)                                             527
                                                           --------

     TOTAL LIABILITIES                                      220,253
                                                           --------
STOCKHOLDERS' EQUITY
  Common Stock (no par value-1,000  shares authorized,
   300 issued and outstanding (Note 1B)                       6,604
  Retained Earnings                                          40,823
                                                           --------
     Total Stockholders' Equity                              47,427
                                                           --------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $267,680
                                                           ========
















THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                 MENCOR, INC.
                  STATEMENT OF EARNINGS AND RETAINED EARNINGS
                         Period Ending January 30, 1997


Net Revenues                                               $115,564

Freight settlements                                         102,649
                                                           --------

Income from operations                                       12,915

General and administrative expenses                          13,983
                                                           --------

Net (loss) from operations                                   (1,068)

Other income and expense                                      -0-
                                                           --------

Loss before income taxes                                     (1,068)

Income taxes (Notes 1E and 6)                                 -0-
                                                           --------

     Net (loss)                                              (1,068)

Retained Earnings-Beginning of Period                        41,891
                                                           --------

Retained Earnings-End of Period                            $ 40,823
                                                           ========

Net (loss) per Share                                       $  (3.56)
                                                           ========

Weighted Average Number of Shares (Note 1B)                     300



















THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                 MENCOR, INC.
                           STATEMENT OF CASH FLOWS
                         Period Ending January 30, 1997


CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) for the period                                $ (1,068)

ADJUSTMENTS TO RECONCILE NET INCOME TO
NET CASH USED IN OPERATING ACTIVITIES

(Increase) Decrease-Assets
  Accounts Receivable-trade                                  38,502
  Advances to affiliate                                       3,359
Increase (Decrease)-Liabilities
  Accounts payable-trade                                    (20,391)
  Accounts payable-affiliate                                 (5,951)
  Payroll taxes withheld and payable                         (3,400)
  Other taxes payable                                         1,462
                                                           --------
     Total Adjustments                                       13,581

     Net Cash provided by Operations                         12,513
                                                           --------

CASH FLOWS FROM FINANCING ACTIVITIES
 Repayments to related party                                (50,000)
                                                           --------
     Net Cash (used in) financing activities                (50,000)
                                                           --------

NET (DECREASE) IN CASH                                      (37,487)
                                                           --------

CASH AT BEGINNING OF PERIOD                                  77,984
                                                           --------

CASH AT END OF PERIOD                                      $ 40,497
                                                           ========

Supplemental Disclosure of Cash flow information:

Cash paid during the year
  Interest expense                                         $   -0-
  Income taxes                                             $   -0-











THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                 MENCOR, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               January 30, 1997


NOTE 1 - General and Summary of Significant Accounting Policies

(A) - Nature of Operations

Mencor, Inc. was incorporated in the State of Arkansas on July 6, 1994. The Company operates as a broker for interstate motor carriers. An interstate motor carrier broker serves the trucking industry by providing return hauls for truckers who have completed their initial delivery. By providing this service, trucking companies and independent operators are able to cover the cost of returning to their home location. The Company's corporate headquarters are located in Charleston, South Carolina. As a broker, the Company is required to acquire a license which provides the authority to engage in interstate commerce. This license was acquired in April, 1994.

Services are provided to customers located primarily in the central United States but include locations in virtually all 48 contiguous states.

(B) - Net Loss per Share

Net loss per share is computed on the basis of the weighted average number of common and common equivalent shares outstanding during each period. Only the weighted average number of shares of common stock outstanding is used to compute income per share for the period ended January 30, 1997 as there are no stock options, warrants, or other common stock equivalents in this period.

(C) - Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be cash equivalents for financial statement purposes.

(D) - Property, Plant and Equipment

Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives principally on an accelerated basis. Accelerated methods of depreciation are followed for substantially all assets for both financial reporting and tax purposes.

Transportation equipment, furniture and fixtures, and other equipment are generally depreciated over periods ranging from two to seven years.

(E) - Income Taxes

Income taxes are provided on all revenue and expense items included in the statement of earnings, regardless of the period in which such items are recognized for income tax purposes, except for items representing a permanent difference between pretax accounting income and taxable income.
Non current deferred income taxes result from the use of accelerated methods of depreciation for income tax purposes and from the establishment of an allowance for doubtful accounts for financial reporting purposes.

                                 MENCOR, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               January 30, 1997


NOTE 1 - General and Summary of Significant Accounting Policies (continued)


(F) - Revenue Recognition

The Company recognizes revenues at the time the shipment is delivered to recipients.

(G) - Organization expense

As part of its initial incorporation, the company incurred organization costs amounting to $889 which is being amortized on a straight-line basis over five years.

(H) - Intangible Asset

As discussed in Note 1A, the Company acquired a license from the Interstate Commerce Commission which is required to allow the Company to do business as an interstate carrier broker. This license, which cost $2,000 is being amortized on a straight-line basis over five years.

(I) - Concentration of Credit Risk

Virtually all of the Company's customers are in the long haul trucking industry. Further, accounts receivable are uncollateralized and consist of amounts due from that industry.

(J) - Offering Costs

During 1996, the Company incurred certain expenses related to an equity offering in connection with its affiliate, Mid America Transporters Group, Inc. and Subsidiary. The offering was unsuccessful and, accordingly, the expense was amortized in full during 1996.

(K) - Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 - Cash and Cash Equivalents

The Company maintains its cash balances in one financial institution located in Charleston, South Carolina that at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believed it is not exposed to any significant credit risk on cash and cash equivalents.

                                 MENCOR, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               January 30, 1997


NOTE 3 - Property, Plant and Equipment

Property, plant and equipment consists of the following as of January 30, 1997:

           Office equipment                      $ 12,656
           Furniture and fixtures                   1,406
                                                 --------
                                                   11,250
           Less: Accumulated Depreciation           3,950
                                                 --------
           Total property, plant and equipment   $  7,300
                                                 ========


No depreciation expense was recorded for the period ended January 30, 1997.

NOTE 4 - Notes Payable

During 1995, the Company acquired office equipment in the amount of $2,946 which was financed payable in 36 installments of $110 per month including interest at 14% per annum due June, 1998.

           Total principal                       $  1,691
           Less: current maturities                 1,164
                                                 --------
           Long-term portion                     $    527
                                                 ========

Aggregate annual maturities of long-term debt for the five years following January 30, 1997 are as follows:

           January 30, 1998                      $  1,164
           January 30, 1999                           527
                                                 --------
           Total                                 $  1,691
                                                 ========

NOTE 5 - Commitments and Contingencies

The Company leases office space for its operating facility in Charleston, South Carolina. The current lease term commenced on May 1, 1995 and concludes on April 30, 1997. Commitments under this lease agreement amounted to $2,757 for the period ended January 30, 1998.

Rent expense amounted to $919 for the period ended January 30, 1997 and is included in general and administrative expenses.

                                 MENCOR, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               January 30, 1997


NOTE 6 - Income Taxes

The Company accounts for income taxes on the liability method, as provided by Statement of Financial Accounting Standards 109, Accounting for Income Taxes (SFAS 109). The provision for income taxes was comprised of the following components as of January 30, 1997:

           Federal-current                       $(  160)
           Federal-deferred                       (  -0-)
           State-current                          (   50)
           State-deferred                         (  -0-)
                                                 -------
           Total                                 $(  210)
                                                 =======

The income tax provision reconciled to the tax computed at the statutory Federal rate was:

           Tax at Statutory Rate                 $(  417)  ( 39)%
           State income taxes                         74      7
           Effect of graduated brackets              133     12
           Other                                 -------    ---
                                                 $(  210)  ( 20)%

Deferred tax assets and liabilities at January 30, 1997 consists of the following:

           Deferred tax assets
            Allowance for doubtful accounts      $11,834
            Valuation Allowance                   (6,679)
                                                 -------
                                                 $ 5,155
                                                 =======
           Deferred tax liabilities
            Depreciation of property &
             equipment                           $(5,155)
                                                 =======

The valuation allowance provided is based on management's valuation of the likelihood of realization.

Net operating loss carryovers amounting to $1,068 for federal income tax purposes are available through December 31, 2012.

NOTE 7 - Advances to Affiliate

The Company advanced funds and provided services to its affiliate, Gulf Northern Transport, Inc. during the years prior to the period ended January 30, 1997. Gulf Northern is related to the Company through common ownership and management. No revenues were generated by services provided during the

                                 MENCOR, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               January 30, 1997


NOTE 7 - Advances to Affiliate (Continued)

period ended January 30, 1997. The amount of such advances which remained unpaid as of January 30, 1997 amounted to $23,994. These advances represent allocations of rent and other administrative costs and freight settlements, are non interest bearing and are due on demand. The fair market value of these advances approximate book value.

NOTE 8 - Accounts Payable-Affiliate

The Company incurred expenses for freight settlements from its affiliate, Gulf Northern Transport, Inc. which amounted to $10,785 for the period ended January 30, 1997. The remaining balance payable to the affiliate for such expenses as of January 30, 1997 amounted to $19,930.

NOTE 9 - Advances from Related Party

During 1996, a shareholder advanced funds totaling $123,397 to the Company. Repayments through January 30, 1997 amounted to $89,427 with the remaining balance remitted during February, 1997. The advances were payable on demand with no stated interest.

NOTE 10 - Economic Dependency

The Company's customers consist primarily of high volume shippers that have significant time sensitive and high service level traffic needs. The Company provided services to three customers which accounted for net revenues in excess of 10% of the Company's total revenues for the period ended January 30, 1997. Tamco Distributors, Vista Corrugated and Continental Sprayers accounted for 33.5%, 24.1% and 10.6% of the Company's net revenues for the period ended January 30, 1997.

Accounts receivable from those customers amounted to $104,311 as of January 30, 1997.

Revenues from the Company's five and ten largest customers accounted for approximately 83% and 91% respectively of total net revenues for the period ended January 30, 1997.

NOTE 11 - Definitive stock sale to U.S. Trucking, Inc.

On January 30, 1997, the stockholders sold their interests in Mencor, Inc. to U.S. Trucking, Inc. (the buyer) for $75,000. The transaction was in conjunction with the sale of Gulf Northern Transport, Inc. Also in connection with the sale, the Company agreed to continue the employment of Michael Menor (a former shareholder of Mencor, Inc.) as the president of the Company for the period from the date of enactment to January 30, 2000 at an annual salary of $60,000 per year. Further, during the period of employment and a period of two (2) years after his termination, Mr. Menor agreed that he will not participate in an entity which directly performs truck brokerage services for those customers currently serviced by the Company.

                                 MENCOR, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               January 30, 1997


NOTE 11 - Definitive stock sale to U.S. Trucking, Inc. (Continued)

Also on the date of enactment, the buyer contracted with Roxanne Pixler, (a former shareholder of Mencor, Inc.) for her to provide consulting services to the Company. Pixler will receive 18,750 shares of U.S. Transportation Systems, Inc. as compensation for her services. The contracted obligation will commence from the date of enactment to December 31, 1998.

5)                      AUDITED FINANCIAL STATEMENTS OF
               MID AMERICA TRANSPORTERS GROUP, INC. AND SUBSIDIARY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Stockholders
Mid America Transporters Group, Inc.
 and Subsidiary


We have audited the accompanying consolidated balance sheets of Mid America Transporters Group, Inc. and Subsidiary as of December 31, 1996 and 1995 and the related consolidated statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated balance sheets referred to above, present fairly, in all material respects, the consolidated financial position of Mid America Transporters Group, Inc. and Subsidiary as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ BIANCULLI, PASCALE & CO. P.C.

BIANCULLI, PASCALE & CO. P.C.


Garden City, New York
November 7, 1997

              MID AMERICA TRANSPORTERS GROUP, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                           1996         1995
                                        ----------   ----------
      ASSETS

CURRENT ASSETS
 Cash in banks (Note 14)               $    60,159  $   311,842
 Restricted cash-reserves on deposit
  with factor (Note 15)                     97,179      179,615
 Accounts receivable-net of allowance
  for doubtful accounts of $40,000
  and $12,000 as of December 31, 1996
  and 1995 respectively (Notes 1H, 15
  and 16)                                1,309,529    1,295,451
 Accounts receivable - affiliate
  (Note 18)                                 25,881       14,150
 Accounts receivable - other                 3,068       34,613
 Parts and supply inventory (Note 1D)      139,472      112,464
 Prepaid insurance                          54,745       53,412
 Prepaid expenses and other                 41,089       49,106
                                        ----------   ----------
       Total Current Assets              1,731,122    2,050,653
                                        ----------   ----------

PROPERTY, PLANT AND EQUIPMENT - at
 cost, less accumulated depreciation
 and amortization of $4,130,210 and
 $3,313,632 as of December 31, 1996
 and 1995, respectively
  (Notes 1E, 2, 4, 5 and 7)              4,175,921    4,697,569
                                        ----------   ----------

OTHER ASSETS
 Restricted cash-owner operators
  (Note 12)                                  2,672       46,332
 Restricted cash-cash held as
  collateral against letters of credit      10,000       88,000
 Covenants not to compete-net of accum-
  ulated amortization of $73,589 and
  $33,590 as of December 31, 1996 and
  1995, respectively (Notes 1F and 11)      39,999       79,998
 Security deposits and other                 7,334        6,260
 Organization costs - net of accumul-
  ated amortization of $5,000 and
  $4,000 as of December 31, 1996
  and 1995, respectively (Note 1I)            -           1,000
                                        ----------   ----------
       Total other assets                   60,005      221,590
                                        ----------   ----------
       TOTAL ASSETS                     $5,967,048   $6,969,812
                                        ==========   ==========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

              MID AMERICA TRANSPORTERS GROUP, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1996 AND 1995

    LIABILITIES AND STOCKHOLDERS' EQUITY
                                           1996         1995
                                        ----------   ----------
CURRENT LIABILITIES
 Accounts payable-trade                $   207,941   $  424,283
 Due to factor (Note 15)                 1,133,731      950,390
 Accrued expenses and other                672,545      445,216
 Advances from affiliate (Note 19)          27,353       17,910
 Note Payable - (Note 4)                    12,500         -
 Current portion - seller's notes          112,823       84,393
 Acquisition loan payable (Note 2)         569,329      551,445
 Current portion of equipment notes
  payable (Notes 2 and 4)                  163,268       37,973
 Current portion of obligations under
  capital leases (Note 6)                  299,585      263,907
                                        ----------   ----------
    Total Current Liabilities            3,199,075    2,775,517
                                        ----------   ----------
OTHER LIABILITIES
 Deferred taxes (Notes 2 and 3)               -         388,000
 Owner operator escrow (Note 12)            29,672       82,936
 Seller's notes (Notes 2 and 4)            127,772      226,117
 Note payable - (Notes 4 and 17)            49,904         -
 Acquisition loan payable
   (Notes 2 and 4)                       1,617,561    2,141,947
 Equipment Notes Payable-net of
  current portion (Note 4)                 483,978      319,564
 Obligations under capital leases
  net of current portion (Note 6)          710,093      998,816
                                        ----------   ----------
    Total Other Liabilities              3,018,980    4,157,380
                                        ----------   ----------
     TOTAL LIABILITIES                   6,218,055    6,932,897
                                        ----------   ----------
COMMITMENTS AND CONTINGENCIES
 (Notes 2, 6, 9 10 and 17)

STOCKHOLDERS' EQUITY
 Common Stock (no par value-10,000
  shares authorized, 1,000 issued
  and outstanding) (Note 2)                100,000      100,000
 Additional paid in capital                 25,000         -
 Accumulated deficit                    (  376,007)  (   63,085)
                                        ----------   ----------
    Total Stockholders' Equity          (  251,007)      36,915
                                        ----------   ----------

   TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY               $5,967,048   $6,969,812
                                        ==========   ==========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

              MID AMERICA TRANSPORTERS GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                              AND RETAINED EARNINGS
                     YEARS ENDING DECEMBER 31, 1996 AND 1995


                                           1996           1995
                                        -----------   -----------

Net Revenues                            $12,620,435   $12,374,563
Operating expenses                       10,966,125    10,505,303
                                        -----------   -----------

Income from operations                    1,654,310     1,869,260

Administrative expenses                   1,807,186     1,290,716
                                        -----------   -----------

Other income and expenses
 Interest income                              7,046        10,507

Interest expense                         (  648,993)   (  665,515)
 Other income                               141,498         4,673
 Net gain (loss) on disposition of
  assets                                 (   47,597)        9,104
                                        -----------   -----------
  Total other income
     and (expenses)                       ( 548,046)   (  641,231)
                                        -----------   -----------

    Net loss before taxes                (  700,922)   (   62,687)

Income tax (benefit)
  provision (Notes 1H and 3)             (  388,000)          398
                                        -----------   -----------
     Net loss                            (  312,922)   (   63,085)

Accumulated Deficit - January 1          (   63,085)         -
                                        -----------   -----------

Accumulated deficit - December 31       $(  376,007)  $(   63,085)
                                        ===========   ===========

Net loss per share                      $(   312.92)  $(    63.09)
                                        ===========   ===========

Weighted Average Number of Shares
 (Note 1B)                                    1,000         1,000
                                        ===========   ===========







THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

              MID AMERICA TRANSPORTERS GROUP, INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDING DECEMBER 31, 1996 AND 1995

                                           1996          1995
                                        -----------   -----------
CASH FLOWS FROM
OPERATING ACTIVITIES

Net Earnings (Loss)                     $  (312,922)   $ ( 63,085)

ADJUSTMENTS TO RECONCILE NET
EARNINGS (LOSS) TO NET CASH
USED IN OPERATING ACTIVITIES

Depreciation & Amortization                 956,717       794,756
Deferred income taxes                      (388,000)         -
Loss(Gain) on disposal of property
  and equipment                              47,597      (  9,104)
(Increase) Decrease-Assets
 Restricted Cash                            204,096          -
Accounts Receivable                        ( 22,264)     (295,267)
Parts and supply inventory                 ( 27,008)     ( 43,955)
 Prepaid expenses and
  other current assets                        6,610      (255,111)
Increase (Decrease)-Liabilities
 Accounts payable                          ( 33,001)       27,984
 Accrued expenses and
  other current liabilities                 183,508       129,375
                                        -----------   -----------
   Total Adjustments                        928,255       348,678

Net Cash Provided by Operations             615,333       285,593
                                        -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of equipment                      (787,407)     (567,372)
Proceeds from disposal of equipment         372,740        81,500
Proceeds from additional paid in
  capital                                    25,000          -
                                        -----------   -----------

Net Cash Used in investing activities      (389,667)     (485,872)
                                        -----------   -----------

Sub Total                                   225,666      (200,279)
                                        -----------   -----------








THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

              MID AMERICA TRANSPORTERS GROUP, INC. AND SUBSIDIARY
                       STATEMENTS OF CASH FLOWS (continued)
                      YEARS ENDING DECEMBER 31, 1996 AND 1995

                                           1996          1995
                                        -----------   -----------

Balance Forward                         $   225,666   $(  200,279)

CASH FLOWS FROM
FINANCING ACTIVITIES

Principal payments on long-term debt     (1,007,286)   (4,707,108)
Proceeds from short-term note                12,500          -
Proceeds from long-term debt financing      770,482     5,527,017
Principal payments on capital lease
  obligations                              (253,045)   (  307,788)
                                        -----------   -----------

Net Cash provided by (used in)
  financing activities                     (477,349)      512,121
                                        -----------   -----------

NET INCREASE (DECREASE) IN CASH            (251,683)      311,842

CASH AT BEGINNING OF YEAR                   311,842          -
                                        -----------   -----------

CASH AT END OF YEAR                     $    60,159   $   311,842
                                        ===========   ===========

Supplemental Disclosure of
 Cash flow information:

Cash Paid during the year
  Interest expense                      $   650,158   $   690,813
                                        ===========   ===========

  Income taxes                          $     -0-     $     1,845
                                        ===========   ===========

Capital lease obligations totaling $508,800 for the year ended December 31, 1995 were incurred when the Company entered into leases for new tractors and trailers.

Long-term debt totaling $720,578 was incurred by the Company during 1996 when the Company acquired 10 tractors with a total cost of $745,578.









THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

              MID AMERICA TRANSPORTERS GROUP, INC. AND SUBSIDIARY
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 1 - General and Summary of Significant Accounting Policies

(A) - Nature of Business

Mid America Transporters Group, Inc. (Mid America or, "the Company") was incorporated in the State of Arkansas on February 14, 1994. The Company, through its wholly-owned subsidiary, Gulf Northern Transport, Inc., (Gulf Northern) a Wisconsin corporation, operates as an interstate and intrastate motor carrier. (See Note 2). The Company's corporate headquarters are located in Charleston, South Carolina with terminals and drop stations located in various states.

Services are provided to customers located primarily in the central United States but include locations in virtually all 48 contiguous states.

(B) - Net Earnings (Loss) per Share

Net earnings (loss) per share is computed on the basis of the weighted average number of common shares outstanding during each period. Only the weighted average number of shares of common stock outstanding is used to compute earnings or loss per share in 1996 and 1995, as there were no stock options, warrants, or other common stock equivalents in those years.

(C) - Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be cash equivalents for financial statement purposes.

(D) - Inventory

Inventory consists principally of parts and supplies used in maintaining its motor carrier fleet, skids used in transporting goods, and small tools and are stated at the lower-of-cost or market, determined on a first-in, first-out basis.

(E) - Property, Plant and Equipment

Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Accelerated methods of depreciation are followed for tax purposes and the straight line method is used for financial reporting purposes.

Transportation equipment, furniture and fixtures, and other equipment are generally depreciated over periods ranging from two to seven years. The building is depreciated over a thirty year period. A provision has been made for deferred income taxes relating to depreciation temporary differences. See
Note 2.

(F) - Covenants Not to Compete

Covenants not to compete are amortized on a straight line basis over the terms of the agreements. The covenants cover the period from January, 1994 to December, 1997.

              MID AMERICA TRANSPORTERS GROUP, INC. AND SUBSIDIARY
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(G) - Income Taxes

Taxes are provided on all revenue and expense items included in the Consolidated Statements of Operations, regardless of the period in which such items are recognized for income tax purposes, except for items representing a permanent difference between pretax accounting income and taxable income.

(H) - Revenue Recognition

The Company recognizes revenues at the time freight is delivered to recipients.

(I) - Organization Costs

Gulf Northern incurred organization costs of $5,000 in 1992 which is being amortized on a straight line basis over five years.

(J) - Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(K) - Basis of Presentation

The accompanying consolidated balance sheets and related statements of operations and retained earnings and cash flows includes the accounts of Mid America Transporters Group, Inc. and its wholly owned subsidiary, Gulf Northern Transport, Inc. as of December 31, 1996 and 1995 and gives effect to the acquisition of Gulf Northern by Mid America effective January 1, 1995 pursuant to an agreement dated March 28, 1995, and reflects the acquisition as a purchase as more fully described in Note 2. There were no intercompany transactions or balances as of and for the years ended December 31, 1996 and 1995.

NOTE 2 - Definitive Stock Purchase Agreement

Effective January 1, 1995 to an agreement dated March 28, 1995, Mid America signed a definitive stock purchase agreement with Gulf Northern and its individual shareholders. Under the terms of the agreement, Mid America purchased all shares of Gulf Northern's common stock for a total purchase price, as finally determined, of $2,683,500 which exceeded the net asset value of Gulf Northern by approximately $1,182,000. The transaction has been accounted for as a purchase effective on December 31, 1994. Note (1K).

As discussed in Note 1G and 3, prior to the implementation of this agreement, the Company elected to be an S Corporation for tax purposes. Due to differences in the computation of depreciation for book purposes as compared to tax purposes, taxes were deferred in the amount of $388,000. On the date of this agreement, the Company no longer qualified to file its tax returns as an S Corporation, therefore, deferred taxes were established as an increase to the acquisition cost.

              MID AMERICA TRANSPORTERS GROUP, INC. AND SUBSIDIARY
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 2 - Definitive Stock Purchase Agreement (continued)

As noted above, the acquisition has been accounted for as a purchase.
Purchase accounting requires that the cost of the acquisition be allocated to the net assets acquired up to their fair market value. Accordingly, property, plant and equipment was increased by $1,162,184 to $5,390,503 which is less than its appraised value. No goodwill was recorded by this transaction. In addition, the stockholder's equity section as reported prior to the purchase is eliminated.

The agreement includes payments to the former stockholders in the form of cash of $2,232,000 which includes the payoff of shareholder loans described in Note 5A; promissory notes totaling $260,000 due in 36 monthly installments totaling $8,017 at 7% due on March 1, 1998 secured by letters of credit in the amount of $150,000; and non interest bearing obligations (discounted at 7% per annum) totaling $104,000 payable over a one year period commencing April 1, 1998.

The purchase was financed by a loan in the amount of $3,000,000 from ITT Credit Corp. which is payable in 60 monthly installments of $66,360 and is due on March 31, 2000. The loan was subsequently sold to General Electric Credit Corp and is secured by certain items of equipment. See Note 13 for description of the loan modification agreement.

NOTE 3 - Income Taxes

The Company accounts for income taxes on the liability method, as provided by Statement of Financial Accounting Standards 109, Accounting for Income Taxes (SFAS 109). At December 31, 1996 a recovery of prior years deferred taxes of $388,000 was provided. No federal income taxes were provided for the year ended December 31, 1995.

Differing methods of reporting income for tax purposes as compared to financial reporting purposes resulted in deferred income taxes of approximately -0- and $388,000 as of December 31, 1996 and 1995, respectively. Deferred tax assets and liabilities consist of the following:

                                            1996       1995
                                         ---------   ---------
  Deferred tax assets-
     Allowance for doubtful accounts     $  15,600   $   4,680
     Net operating loss carryover          196,000        -
                                         ---------   ---------
                                           211,600       4,680
     Valuation allowance                    16,600        -
                                         ---------   ---------
                                         $ 195,000   $   4,680
                                         =========   =========

  Deferred tax liabilities-
     Depreciation of property, plant
      and equipment                      $(195,000)  $(392,680)
                                         ---------   ---------
                                         $(195,000)  $(392,680)
                                         =========   =========

              MID AMERICA TRANSPORTERS GROUP, INC. AND SUBSIDIARY
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 3 - Income Taxes (continued)

The valuation allowance provided in each of the years is based on management's valuation of the likelihood of realization.

As required by SFAS 109, deferred taxes are provided based upon the tax rate at which the items of income and expense are expected to be settled in the Company's tax return.

The Company incurred a net operating loss of $503,000 available to offset future income for financial reporting purposes expiring in 2011.

NOTE 4 - Long-term Notes Payable                1996         1995
                                             ----------   ----------

Long-term notes payable as of December 31, 1996 and 1995 consists of the following:

Equipment loans secured by ten tractors
payable at $15,824 per month including
interest at 10% per annum with the final
installment due November, 2000               $  647,246         -

Mortgage note, Prime + .5%; (9.0% at
December 31, 1995 secured by real estate,
payable at $5,000 per month including
interest, due March 7, 1995. The bank
has committed to renew this note beyond
December 31, 1995.                                 -         357,537

Demand note - Sebrite Agency, Inc. -
non interest bearing                             12,500         -

Term loan in settlement with United
Acquisition II Corp.- $100,000 non
interest bearing, discounted at 8%
payable over 36 months beginning
April 1, 1998                                    49,904         -

Acquisition loan described in Note 5          2,186,890    2,693,392

Seller notes described in Note 2                240,595      310,510
                                             ----------   ----------

             Total                            3,137,135    3,361,439

             Less: current maturities           857,920      673,811
                                             ----------   ----------

             Long-term portion               $2,279,215   $2,687,628
                                             ==========   ==========

             MID AMERICA TRANSPORTERS GROUP, INC. AND SUBSIDIARY
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 4 - Long-term Notes Payable (continued)

Aggregate annual scheduled maturities of long-term debt at December 31, 1996 are as follows:

                  1997          $  857,920
                  1998             910,804
                  1999             917,159
                  2000             441,791
                  2001               9,461
                                ----------
                      Total     $3,137,135
                                ==========

NOTE 5 - Debt Restructure

In addition to being used to finance the acquisition described in Note 2, proceeds from the $3,000,000 acquisition loan were also used to refinance stockholder loans and certain other bank and lease obligations. As the classification of the acquisition loan is long term, those obligations restructured were also classified as long term. The loan is payable in 60 monthly installments of $66,360 at the rate of 11.75% interest per annum with its final maturity on March 31, 2000.

NOTE 6 - Lease Commitments

The Company leases tractors and trailers under various capital leases with interest rates ranging from 8.1% to 9.1%. Property, plant and equipment includes the following amounts for the tractor and trailer leases which are capitalized as of December 31, 1996 and 1995:

     Tractors and trailers           $1,760,669   $1,760,669
     Less: accumulated amortization     589,913      331,673
                                     ----------   ----------

              Total                  $1,170,756   $1,428,996
                                     ==========   ==========

             MID AMERICA TRANSPORTERS GROUP, INC. AND SUBSIDIARY
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 6 - Lease Commitments (continued)

Lease amortization is included in depreciation expense. Future minimum payments, by year and in the aggregate, under the capital leases are as follows:

     Years ended December 31,                  Amount
     ------------------------                  ------

            1997                            $  394,791
            1998                               522,657
            1999                               241,568
            2000                                  -
                                            ----------
     Total minimum lease payments            1,159,016
     Less: Amount representing interest        149,338
                                            ----------
     Present value of minimum
       lease payments                        1,009,678
     Less-Current maturities                   299,585
                                            ----------

     Long-term obligations under
       capital leases                       $  710,093
                                            ==========
NOTE 7 - Property, Plant and Equipment

Property, plant and equipment consists of the following as of December 31:

                                      1996            1995
                                   ----------      ----------

          Land                     $     -         $  127,719
          Building                       -            303,350
          Office equipment             63,273          58,576
          Tractors, trailers and
           garage equipment         8,238,378       7,517,076
          Transportation equipment      4,480           4,480
                                   ----------      ----------
                                    8,306,131       8,011,201
          Less: Accumulated
           Depreciation             4,130,210       3,313,632
                                   ----------      ----------
          Total property, plant
           and equipment           $4,175,921      $4,697,569
                                   ==========      ==========

Depreciation expense amounted to $882,797 and $754,130 for the years ended December 31, 1996 and 1995, respectively. $873,148 and $732,921 of depreciation was included in operating expenses for 1996 and 1995, respectively and $9,649 and $21,209 of depreciation was included in administrative expenses for 1996 and 1995, respectively. The fair market value of fixed assets approximates book value.

              MID AMERICA TRANSPORTERS GROUP, INC. AND SUBSIDIARY
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 8 - Related Party Transaction

On December 23, 1996, the Company sold its Wisconsin Rapids facility which included land, a building and improvements with a book value of $394,517 to its majority stockholders for $346,141 resulting in a net loss of $48,376. The loss is included in other income and expenses. The transaction resulted in a gain of $231,000 for income tax purposes.

The stockholders leased the property back to the Company for five years commencing January 1, 1997. See Note 10.

Management believes the sale was an arms length transaction based on estimated values of the property on the date of sale.

Interest expense at December 31, 1995 includes $6,857 attributable to stockholder loans. The loans were repaid during 1995.

NOTE 9 - Retirement Plan

The Company matches employee contributions up to 3% of employee compensation. Contributions to the plan amounted to $65,123 and $41,264 for the years ended December 31, 1996 and 1995, respectively. 401K matching contributions of $23,100 and $29,710 are included in operating expenses for 1996 and 1995, respectively and $8,589 and $21,209 of the aforementioned contributions are included in administrative expenses for 1996 and 1995, respectively.

NOTE 10 - Commitments and Contingencies

Commencing on January 1, 1997, the Company agreed to rent its Wisconsin Rapids facility from certain stockholders for $7,350 per month for a period of five years under an operating lease.

Commencing October 15, 1997, the Company leased its South Carolina corporate offices for $1,728 per month. The lease extends for a period of two years.

Minimum rental payments under such operating leases follows:

              Year ending December 31,
                       1997              $ 92,520
                       1998               108,936
                       1999               104,616
                       2000                88,200
                       2001                88,200
                                         --------
      Total minimum payments required    $482,472
                                         ========

              MID AMERICA TRANSPORTERS GROUP, INC. AND SUBSIDIARY
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 11 -  Noncompetition Agreements

As of January 3, 1994, the Company entered into a covenant not to compete agreement with its chief executive officer which extends over four years. The agreement called for a prepayment of $115,000 in December, 1993, with an additional $46,000, including interest, payable in (18) monthly installments of $2,556 commencing with the date of the agreement. Expenses under this agreement amounted to $39,999 and $39,698 for 1996 and 1995, respectively.
See also Note 2 for a description of the covenant not to compete related to the stock purchase agreement.

NOTE 12 - Restricted Cash

The Company maintains cash accounts for owner-operators who perform services for the Company. These funds are accumulated, with the owner-operators consent, by withholding part of the payments due to them for services performed. The funds are used to pay for repairs of equipment that they own directly.

Further, the Company has deposited funds with a financing company to cover over the road fuel and other operating expenses for drivers in support of a letter of credit.

As of December 31, 1996 and 1995, the Company had letters of credit outstanding totaling $10,000 and $88,000 respectively which guarantee various operating and insurance activities.

NOTE 13 - Loan Modification Agreement

In connection with the stock purchase agreement described in Note 2, the purchase was financed by a loan in the amount of $3,000,000 payable in monthly installments over five years. The original loan agreement required that the Company hold the common stock of a "small capitalization" company with a market value of at least $1,000,000. As of December 31, 1996 and 1995, such stock was not held by the Company.

On May 25, 1997, the Company agreed to a modification of the original loan whereby current monthly payments were reduced from $66,360 per month to $45,000 per month with a balloon payment of $396,836 due at August 31, 2001.

NOTE 14 - Concentration of Credit Risk - Cash

The Company maintains its cash balances in two financial institutions, one located in Wisconsin Rapids, Wisconsin and the other in Charleston, South Carolina. At times, the balances may exceed federally insured limits of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash on deposit. The fair market value of these financial instruments approximates cost.

              MID AMERICA TRANSPORTERS GROUP, INC. AND SUBSIDIARY
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 15 - Use of Factor

In April, 1995, the Company entered into an agreement with a factor whereby the factor would accept the Company's receivables with full recourse. Under the agreement, the factor will advance up to 80% of those receivables submitted by the Company. Interest on funds advanced is charged at an average annual effective rate of 14.5% payable monthly.

In addition, the Company must maintain funds on deposit with its factor as a reserve against uncollectible receivables. The amount of such funds on deposit as of December 31, 1996 and 1995 amounted to $97,179 and $179,615 respectively.

The uncollected balance of such receivables held by the factor amounted to $1,133,731 and $950,390 as of December 31, 1996 and 1995 respectively. The fair market value of these balances approximate book value.

NOTE 16 - Economic Dependency

The Company's customers consist primarily of high volume shippers that have significant time sensitive and high service level traffic needs. The Company provided services to three and four customers, respectively which accounted for net revenues in excess of 10% of the Company's total revenues for the
years ended December 31, 1996 and 1995.   Consolidated Paper, Inc.,
Land-0-Lakes, Inc., Excel Corporation and Trane Company accounted for 24.6%, 13.8%, and 10.7% of the Company's net revenues for the year ended December 31,
1996.   Consolidated Paper, Inc., Land-O-Lakes, Inc., Excel Corporation and
Trane Company accounted for 17.8%, 13.5%, 10.7% and 10.2% of the Company's net revenues for the year ended December 31, 1995. Accounts receivable from those customers amounted to $486,873 and $358,319 as of December 31, 1996 and 1995 respectively.

Revenues from the Company's five and ten largest customers accounted for approximately 57% and 69% respectively of total net revenues for the year ended December 31, 1996. Revenues from the Company's five and ten largest customers accounted for approximately 57% and 73% respectively of total net revenues for the year ended December 31, 1995.

The Company considers its relationship with those major customers to be satisfactory and is committed to expanding its relationship with its other customers.

The Company provides services to a significant number of customers in the meat packing and distribution industry. Revenues from those customers accounted for approximately 16.3% of total revenues for the year ended December 31, 1996 and 30% of total revenues for the year ended December 31, 1995. Accounts receivable from those customers amounted to $117,600 and $375,000 as of December 31, 1996 and 1995 respectively.

              MID AMERICA TRANSPORTERS GROUP, INC. AND SUBSIDIARY
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 17 - Stock Acquisition Agreement - United Acquisition II Corp.

On June 3, 1996, the shareholders of Mid America entered into an agreement with United Acquisition II Corp. (the acquirer) whereby they would transfer 100% of their common stock in Mid America in exchange for 31,366 shares of convertible preferred stock and 316,666 shares of common stock of the acquirer. In addition, the acquirer agreed to contribute cash and notes totaling $500,000 into Mid America at closing.

In January, 1997, the acquirer conceded that it was not able to complete the transaction as agreed and withdrew from the contract. During the period from the consummation of the contract, the acquirer deposited funds to the Company in the amount of $145,000. The Company agreed to return a total of $100,000 payable in 36 installments beginning April 1, 1998 on a non interest bearing basis.

The settlement resulted in a gain to the company of $105,096 which is included in other income.

NOTE 18 - Accounts Receivable - Affiliate

The Company provided freight services on behalf of its affiliate, Mencor, Inc. amounting to $340,822 and $119,045 for the years ended December 31, 1996 and 1995 respectively. The balance receivable from this affiliate as of December 31, 1996 and 1995 amounted to $25,881 and $14,150. The fair market value of this receivable approximate book value.

NOTE 19 - Advances from Affiliate

The Company received advances from its affiliate, Mencor, Inc. during 1996 and 1995. Those advances which amounted to $27,353 and $17,910 remained unpaid as of December 31, 1996 and 1995, are non interest bearing and are due on demand. The fair market value of these advances approximates book value.

NOTE 20 - Subsequent Event - Acquisition Agreement with U.S. Trucking, Inc.

On January 30, 1997, the Company entered into an agreement with U.S. Trucking, Inc. (the acquirer) whereby U.S. Trucking would acquire 100% of the common stock of the Company in exchange for 25% of it's common stock.

As part of this agreement, the Company contracted with Dan Pixler (a former stockholder of the Company) for him to provide services as president and general manager for the five years commencing from January 30, 1997 to January 30, 2002 at an annual salary of $105,000 per year. Mr. Pixler will receive annual options to purchase 12,500 shares of the common stock of the acquirer's parent company, U.S. Transportation Systems, Inc. which will be exercisable until December 31, 2002. Further, during the period of employment and for a period of two years after his termination, Mr. Pixler agreed that he will not participate in an entity which is directly competitive with the Company's present operations.

6)                      AUDITED FINANCIAL STATEMENTS OF
                                 MENCOR, INC.
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Stockholders
Mencor, Inc.

We have audited the accompanying balance sheets of Mencor, Inc. as of December 31, 1996 and 1995 and the related statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Mencor, Inc. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ BIANCULLI, PASCALE & CO. P.C.

BIANCULLI, PASCALE & CO. P.C.

Farmingdale, New York
November 3, 1997

                                  MENCOR, INC.
                                BALANCE SHEETS

                                                 December 31,
                                              1996       1995
                                           ----------  ----------
     ASSETS

CURRENT ASSETS
 Cash and cash equivalents
  (Notes 1C and 2)                         $   77,984  $   34,726
   Accounts receivable-net of allowance
  for doubtful accounts of $11,834 as
  of December 31, 1996 and 1995
  (Notes 1F & 12)                             228,107     218,219
 Advances to affiliate (Note 7)                27,353      17,910
 Refundable income taxes (Note 6)                 860
 Prepaid expenses                               1,002       1,078
                                           ----------  ----------
       Total Current Assets                   335,306     271,933
                                           ----------  ----------

PROPERTY, PLANT AND EQUIPMENT - at
 cost, less accumulated depreciation
 of $3,950 and $2,025 as of December
 31, 1996 and 1995, respectively
 (Notes 1D and 3)                               7,300       6,552
                                           ----------  ----------

OTHER ASSETS
 Intangible asset - Net of accumulated
  amortization of $1,067 and $667 as of
  December 31, 1996 and 1995,
  respectively.  (Note 1H)                        933       1,333
 Security deposits                              1,125       1,125
 Deferred tax asset (Notes 1E and 6)            1,920       1,000
 Organization costs - net of
  accumulated amortization of $445 and
  $267 at December 31, 1996 and 1995,
  respectively (Note 1G)                          444         622
                                           ----------  ----------

       Total other assets                       4,422       4,080
                                           ----------  ----------

       TOTAL ASSETS                        $  347,028  $  282,565
                                           ==========  ==========









THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                  MENCOR, INC.
                                BALANCE SHEETS

                                                 December 31,
                                              1996        1995
                                           ----------  ----------

     LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

CURRENT LIABILITIES
 Accounts payable-trade                    $  181,009   $ 197,015
 Accounts payable-affiliate (Note 8)           25,881      14,150
 Advances from related party (Note 9)          83,970
 Payroll taxes withheld and payable             3,918
 Accrued expenses                               2,039
 Income taxes payable (Notes 1E and 6)             25      14,840
 Current Portion of Equipment
  Notes Payable (Notes 3 and 4)                 1,071         878
                                           ----------  ----------
      Total Current Liabilities               297,913     226,883
                                           ----------  ----------

COMMITMENTS AND CONTINGENCIES (Note 5)

OTHER LIABILITIES
 Equipment Notes Payable-net of
  current maturities (Notes 3 and 4)              620       1,691
                                           ----------  ----------
     TOTAL LIABILITIES                        298,533     228,574
                                           ----------  ----------
STOCKHOLDERS' EQUITY
 Common Stock (no par value-1,000
  shares authorized, 300 issued and
  outstanding (Note 1B)                         6,604       6,604
 Retained Earnings                             41,891      47,387
                                           ----------  ----------
     Total Stockholders' Equity                48,495      53,991
                                           ----------  ----------

     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY                 $  347,028  $  282,565
                                           ==========  ==========












THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                  MENCOR, INC.
                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                                       Periods Ending December 31,
                                          1996           1995
                                       -----------    ----------

Net Revenues                           $ 2,226,900    $1,486,293
Freight settlements                      2,007,651     1,294,550
                                       -----------    ----------

Income from operations                     219,249       191,743

General and administrative expenses        225,685       167,598
                                       -----------    ----------

Net income (loss) from operations       (    6,436)       24,145

Other expense
 Interest expense                       (    1,815)    (     279)
                                       -----------    ----------

Earnings (loss) before income taxes     (    8,251)       23,866

Income taxes (Notes 1E and 6)                2,755     (   6,035)
                                       -----------    ----------

     Net earnings (loss)                (    5,496)       17,831

Retained Earnings-Beginning of Year         47,387        29,556
                                       -----------    ----------

Retained Earnings-End of Year           $   41,891    $   47,387
                                       ===========    ==========

Net income (loss) per Share             $(   18.32)   $    57.94
                                       ===========    ==========

Weighted Average
  Number of Shares                             300           300
   (Note 1B)















THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                  MENCOR, INC.
                             STATEMENTS OF CASH FLOWS

                                       Periods Ending December 31,
                                           1996         1995
                                       -----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)                        $(  5,496)   $   17,831

ADJUSTMENTS TO RECONCILE NET INCOME TO
NET CASH USED IN OPERATING ACTIVITIES
Depreciation & amortization                  5,850         1,911
Allowance for doubtful accounts              7,610
Deferred tax benefit                      (    920)     (  1,000)

(Increase) Decrease-Assets
 Accounts Receivable-trade                (  9,888)     (109,343)
 Advances to affiliate                    (  9,443)     ( 17,910)
 Refundable income taxes                  (    860)
 Prepaid expenses                               76            22

Increase (Decrease)-Liabilities
 Accounts payable-trade                   ( 16,006)       11,569
 Accounts payable-affiliate                 11,731        14,150
 Payroll taxes withheld and payable          3,918
 Accrued expenses                            2,039
 Income taxes payable                     ( 14,815)        7,035
                                       -----------    ----------

   Total Adjustments                      ( 28,318)     ( 85,956)

Net Cash Provided (used) by Operations    ( 33,814)     ( 68,125)
                                       -----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES
Offering costs                            (  3,346)
Purchases of equipment                    (  2,674)     (    620)
Security deposits                                       (  1,125)
                                       -----------    ----------

Net Cash Used in Investing Activities     (  6,020)     (  1,745)
                                       -----------    ----------

   Subtotal                            $  ( 39,834)   $ ( 69,870)
                                       -----------    ----------











THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                 MENCOR, INC.
                           STATEMENTS OF CASH FLOWS
                                 (CONTINUED)

                                       Periods Ending December 31,
                                           1996          1995
                                       -----------    ----------

   Balance brought forward             $  ( 39,834)   $ ( 69,870)
                                       -----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party                123,397
Repayments to related party               ( 39,427)
Principal payments on equipment loan      (    878)     (    377)
                                       -----------    ----------

Net Cash provides by (used in)
   financing activities                     83,092      (    377)
                                       -----------    ----------

NET INCREASE (DECREASE) IN CASH             43,258      ( 70,247)
                                       -----------    ----------

CASH AT BEGINNING OF PERIOD                 34,726       104,973
                                       -----------    ----------

CASH AT END OF PERIOD                  $    77,984    $   34,726
                                       ===========    ==========

Supplemental Disclosure of
 Cash flow information:

Cash Paid during the year
  Interest expense                     $     1,815    $      279

  Income taxes                         $    14,840    $     -0-



The Company purchased office equipment during the year ended December 31, 1995. The purchase price of the equipment amounted to $2,946 and was financed through the vendor. See Note 4.













THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                 MENCOR, INC.
                      NOTES TO THE FINANCIAL STATEMENTS
                          December 31, 1996 and 1995


NOTE 1 - General and Summary of Significant Accounting Policies

(A) - Nature of Operations

Mencor, Inc. was incorporated in the State of Arkansas on July 6, 1994. The Company operates as a broker for interstate motor carriers. An interstate motor carrier broker serves the trucking industry by providing return hauls for truckers who have completed their initial delivery. By providing this service, trucking companies and independent operators are able to cover the cost of returning to their home location. The Company's corporate headquarters are located in Charleston, South Carolina. As a broker, the Company is required to acquire a license which provides the authority to engage in interstate commerce. This license was acquired in April, 1994.

Services are provided to customers located primarily in the central United States but include locations in virtually all 48 contiguous states.

(B) - Net Earnings (Loss) per Share

Net earnings per share is computed on the basis of the weighted average number of common and common equivalent shares outstanding during each period. Only the weighted average number of shares of common stock outstanding is used to compute income per share in 1996 and 1995 as there are no stock options, warrants, or other common stock equivalents in these years.

(C) - Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be cash equivalents for financial statement purposes.

(D) - Property, Plant and Equipment

Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives principally on an accelerated basis. Accelerated methods of depreciation are followed for substantially all assets for both financial reporting and tax purposes.

Transportation equipment, furniture and fixtures, and other equipment are generally depreciated over periods ranging from two to seven years.

(E) - Income Taxes

Income taxes are provided on all revenue and expense items included in the statement of earnings, regardless of the period in which such items are recognized for income tax purposes, except for items representing a permanent difference between pretax accounting income and taxable income.

Non current deferred income taxes result from the use of accelerated methods of depreciation for income tax purposes and from the establishment of an allowance for doubtful accounts for financial reporting purposes.

                                 MENCOR, INC.
                      NOTES TO THE FINANCIAL STATEMENTS
                          December 31, 1996 and 1995


NOTE 1 - General and Summary of Significant Accounting Policies (continued)

(F) - Revenue Recognition

The Company recognizes revenues at the time the shipment is delivered to recipients.

(G) - Organization expense

As part of its initial incorporation, the company incurred organization costs amounting to $889 which is being amortized on a straight-line basis over five years.

(H) - Intangible Asset

As discussed in Note 1A, the Company acquired a license from the Interstate Commerce Commission which is required to allow the Company to do business as an interstate carrier broker. This license, which cost $2,000 is being amortized on a straight-line basis over five years.

(I) - Concentration of Credit Risk

Virtually all of the Company's customers are in the long haul trucking industry. Further, accounts receivable are uncollateralized and consist of amounts due from that industry.

(J) - Offering Costs

During 1996, the Company incurred certain expenses related to an equity offering in connection with its affiliate, Mid America Transporters Group, Inc. and Subsidiary. The offering was unsuccessful and, accordingly, the expense was amortized in full during 1996.

(K) - Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 - Cash and Cash Equivalents

The Company maintains its cash balances in one financial institution located in Charleston, South Carolina which at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believed it is not exposed to any significant credit risk on cash and cash equivalents.

                                 MENCOR, INC.
                      NOTES TO THE FINANCIAL STATEMENTS
                          December 31, 1996 and 1995


NOTE 3 - Property, Plant and Equipment

Property, plant and equipment consists of the following as of December 31,:

                                            1996        1995
                                          --------    --------

   Office equipment                       $ 12,656    $  7,171
   Furniture and fixtures                    1,406       1,406
                                          --------    --------
                                            11,250       8,577
   Less: Accumulated Depreciation            3,950       2,025
                                          --------    --------
     Total property, plant and equipment  $  7,300    $  6,552
                                           ========    ========

Depreciation expense amounted to $1,925 and $1,333 for the years ended December 31, 1996 and 1995, respectively and is included in general and administrative expenses.

NOTE 4 - Notes Payable

During 1995, the Company acquired office equipment in the amount of $2,946 which was financed payable in 36 installments of $110 per month including interest at 14% per annum due June, 1998.

     Total principal                   $  1,691
     Less: current maturities             1,071
                                       --------

     Long-term portion                 $    620
                                       ========

Aggregate annual maturities of long-term debt for the five years following December 31, 1996 are as follows:

                  1997                 $  1,071
                  1998                      620
                                       --------

                      Total            $  1,691
                                       ========

NOTE 5 - Commitments and Contingencies

The Company leases office space for its operating facility in Charleston, South Carolina. The current lease term commenced on May 1, 1995 and concludes on April 30, 1997. Commitments under this lease agreement amounted to $3,675 in 1997.

Rent expense amounted to $6,000 and $9,440 for the periods ended December 31, 1996 and 1995, respectively and is included in general and administrative expenses.

                                 MENCOR, INC.
                      NOTES TO THE FINANCIAL STATEMENTS
                          December 31, 1996 and 1995


NOTE 6 - Income Taxes

The Company accounts for income taxes on the liability method, as provided by Statement of Financial Accounting Standards 109, Accounting for Income Taxes (SFAS 109). The provision for income taxes was comprised of the following components as of December 31. 1996 and 1995:

                                            1996       1995
                                          --------    --------

         Federal-current                  $(   860)   $  5,276
         Federal-deferred                  ( 1,586)     (1,000)
         State-current                          25       1,759
         State-deferred                    (   334)      -0-
                                          --------    --------

            Total                         $( 2,755)   $  6,035
                                          ========    ========

The income tax provision reconciled to the tax computed at the statutory Federal rate was:

                                        1996              1995
                                  ----------------  ----------------

  Tax at Statutory Rate           $( 3,218)  (39)%  $  9,308    39 %
  State income taxes                                   1,759     7
  Benefit of graduated brackets        463     6     ( 5,728)  (24)
  Other                                                  696     3
                                  --------   --     --------    --
                                  $( 2,755) (33)%   $  6,035    25 %
                                  ========   ==     ========    ==

Deferred tax assets and liabilities at December 31, 1996 and 1995 consist of the following:

                                            1996        1995
                                          --------    --------
    Deferred tax assets
     Allowance for doubtful accounts      $ 11,834    $ 11,834
    Deferred tax liabilities
     Depreciation of property & equipment  ( 5,155)    ( 6,545)
                                          --------    --------

                Net Total                 $  6,679    $  5,289
                                          ========    ========

Net operating loss carryovers amounting to $5,733 for state income tax purposes are available through December 31, 2011.

                                 MENCOR, INC.
                      NOTES TO THE FINANCIAL STATEMENTS
                          December 31, 1996 and 1995


NOTE 7 - Advances to Affiliate

The Company advanced funds and provided services to its affiliate, Gulf Northern Transport, Inc. during 1996 and 1995. Gulf Northern is related to the Company through common ownership and management. Total revenues generated by services provided during 1996 and 1995, respectively amounted to $6,465 and $2,601. The amount of such advances which remained unpaid as of December 31, 1996 and 1995 amounted to $27,353 and $17,910, respectively. These advances represent allocations of rent and other administrative costs and freight settlements, are non interest bearing and are due on demand. The fair market value of these advances approximate book value.

NOTE 8 - Accounts Payable-Affiliate

The Company incurred expenses for freight settlements from its affiliate, Gulf Northern Transport, Inc. which amounted to $340,822 and $119,045 for the years ended December 31, 1996 and 1995. The remaining balance payable to the affiliate for such expenses as of December 31, 1996 and 1995 amounted to $25,881 and $14,150, respectively.

NOTE 9 - Advances from Related Party

During August and September 1996, a shareholder advanced funds totaling $123,397 to the Company. Repayments during the year amounted to $39,427 with the remaining balance remitted by February, 1997. The advances were payable on demand with no stated interest.

NOTE 10 - Economic Dependency

The Company's customers consist primarily of high volume shippers that have significant time sensitive and high service level traffic needs. The Company provided services to three and two customers respectively which accounted for net revenues in excess of 10% of the Company's total revenues for the years ended December 31, 1996 and 1995 respectively. Tamco Distributors, OK Grocery and McCrory Stores accounted for 24.8%, 17.1% and 13.8% of the Company's net revenues for the year ended December 31, 1996. Tamco Distributors and OK Grocery accounted for 30.1% and 22.8% of the Company's net revenues for the year ended December 31, 1995.

Accounts receivable from those customers amounted to $82,926 and $94,594 as of December 31, 1996 and 1995 respectively.

Revenues from the Company's five and ten largest customers accounted for approximately 66% and 81% respectively of total net revenues for the year ended December 31, 1996. Revenues from the Company's five and ten largest customers accounted for approximately 71% and 87% respectively of total net revenues for the year ended December 31, 1995.

                                 MENCOR, INC.
                      NOTES TO THE FINANCIAL STATEMENTS
                          December 31, 1996 and 1995


NOTE 11 - Subsequent Event

On January 30, 1997, the stockholders sold their interests in Mencor, Inc. to U.S. Trucking, Inc. (the buyer) for $75,000. The transaction was in conjunction with the sale of Gulf Northern Transport, Inc. Also in connection with the sale, the Company agreed to continue the employment of Michael Menor (a former shareholder of Mencor, Inc.) as the president of the Company for the period from the date of enactment to January 30, 2000 at an annual salary of $60,000 per year. Further, during the period of employment and a period of two (2) years after his termination, Mr. Menor agreed that he will not participate in an entity which directly performs truck brokerage services for those customers currently serviced by the Company.

Also on the date of enactment, the buyer contracted with Roxanne Pixler, (a former shareholder of Mencor, Inc.) for her to provide consulting services to the Company. Pixler will receive 18,750 shares of U.S. Transportation Systems, Inc. as compensation for her services. The contracted obligation will commence from the date of enactment to December 31, 1998.

                                  PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, Director or Officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     (a) The Company has the power under the Colorado Business Corporation Act to indemnify any person who was or is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director, Officer, employee, fiduciary, or agent of the Company or was serving at its request in a similar capacity for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In case of an action brought by or in the right of the Company such persons are similarly entitled to indemnification if they acted in good faith and in a manner reasonably believed to be in the best interests of the Company but no indemnification shall be made if such person was adjudged to be liable to the Company for negligence or misconduct in the performance of his duty to the Company unless and to the extent the court in which such action or suit was brought determines upon application that despite the adjudication of liability, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification. In such event, indemnification is limited to reasonable expenses. Such indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

     (b) The Articles of Incorporation and Bylaws of the Company generally require indemnification of Officers and Directors to the fullest extent allowed by law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering, all of which are to be borne by the Selling Shareholders, are as follows:

     SEC Filing Fee ................................  $ 1,824.38
     Printing Expenses .............................    1,000.00
     Accounting Fees and Expenses ..................    2,500.00
     Legal Fees and Expenses .......................   25,000.00
     Blue Sky Fees and Expenses ....................      500.00
     Miscellaneous .................................    4,175.62
                                                      ----------
          Total ....................................  $35,000.00

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During its past three years, the Registrant issued securities which were not registered under the Securities Act of 1933, as amended (the "Act"), as follows.

     Effective September 8, 1998, the Company effected a 1 for 160 reverse split of the outstanding Common Stock. All numbers of shares stated below give retroactive effect to this stock split.

     On September 8, 1998, the Company completed the acquisition of 100% of the outstanding common stock of U.S. Trucking-Nevada in exchange for 15,877,300 shares of the Company's Common Stock. The shares were exchanged on the basis of one share of the Company's Common Stock for one share of U.S. Trucking-Nevada common stock. The stock issuances were made to the 29 shareholders of U.S. Trucking-Nevada pursuant to an Agreement ("Agreement") between the Company and U.S. Trucking-Nevada.

     During October 1998, the Company issued an additional 133,333 shares of common stock to five accredited investors who had invested $100,000 in U.S. Trucking-Nevada and who exchanged their shares in U.S. Trucking-Nevada for shares of the Company's common stock on a one-for-one basis.

     During November 1998, the Company issued 33,334 shares to an accredited investor who invested $25,000 in a private placement.

     The sales described above were made in reliance on the exemption from registration offered by Section 4(2) of the Securities Act of 1933. The Company had reasonable grounds to believe that these persons (1) were acquiring the shares for investment and not with a view to distribution, and
(2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. Such persons had access to pertinent information enabling them to ask informed questions. An appropriate restrictive legend is noted on the certificates representing such shares, and stop-transfer instructions have been noted in the Company's transfer records.

ITEM 27.    EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

EXHIBIT
NUMBER    DESCRIPTION                   LOCATION
-------   -----------                   --------

  3.1     Articles of Incorporation     Incorporated by reference to Exhibit
                                        No. 3 to the Company's Registration
                                        Statement on Form S-18 (SEC File
                                        No. 33-9640-LA)

  3.2     Bylaws                        Incorporated by reference to Exhibit
                                        No. 3 to the Company's Registration
                                        Statement on Form S-18 (SEC File
                                        No. 33-9640-LA)

  3.3     Articles of Amendment to      Filed herewith electronically
          Articles of Incorporation
          effective September 8, 1998

  3.4     Articles of Amendment to      Filed herewith electronically
          Articles of Incorporation
          dated January 20, 1999

  5       Opinion of Krys Boyle         Filed herewith electronically
          Freedman & Sawyer, P.C.
          regarding the legality
          of the securities being
          registered

 10.1     1998 Stock Option Plan        Incorporated herein by reference to
                                        Exhibit No. 4.3 to the Company's
                                        Registration Statement on Form S-8
                                        (SEC File No. 333-70353)

 10.2     Share Exchange Agreement      Incorporated herein by reference to
          with U.S. Trucking, Inc.      Exhibit No. 10 to the Company's
                                        Form 8-K dated September 8, 1998

 10.3     Employment Agreement with     Filed herewith electronically
          Danny L. Pixler

 10.4     Employment Agreement with     Filed herewith electronically
          Anthony Huff

 10.5     Employment Agreement with     Filed herewith electronically
          John Ragland

 10.6     Lease Agreement dated         Filed herewith electronically
          January 1, 1997, between
          Gulf Northern Transport,
          Inc., Dan L. Pixler, and
          Sebrite Insurance Services,
          Inc.

 10.7     Lease Agreement dated         Filed herewith electronically
          March 5, 1998, between
          Gulf Northern Transport,
          Inc. and Dan Pixler for
          three tractors

 10.8     Lease Agreement dated         Filed herewith electronically
          September 23, 1998,
          between Gulf Northern
          Transport, Inc. and
          Thomas Financial Services

10.9      Stock Exchange Agreements     Filed herewith electronically
          between U.S. Trucking and
          three shareholders dated
          January 29, 1999.

10.10     Loan and Security Agreement   Filed herewith electronically
          dated as of December 22,
          1998 between General Electric
          Capital Corporation and
          U.S. Trucking, Inc., et al.

 10.11    Management Services Agree-    Filed herewith electronically
          ment dated December 30,
          1998, between Mid-Cal
          Express, Inc. and Gulf
          Northern Transport, Inc.

 21       Subsidiaries of the           Filed herewith electronically
          Registrant

 23.1     Consent of Krys Boyle         Contained in Exhibit 5
          Freedman & Sawyer, P.C.

 23.2     Consent of Bianculli,         Filed herewith electronically
          Pascale & Co. P.C.

ITEM 28.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned small business issuer will:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2, and authorized this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Louisville, State of Kentucky, on the 5th day of February 1999.

                                    U.S. TRUCKING, INC.


                                    By:/s/ Danny L. Pixler
                                       Danny L. Pixler, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                     TITLE                    DATE


/s/ Danny L. Pixler         President (Chief Executive   February 5, 1999
Danny L. Pixler             Officer) and Director


/s/ W. Anthony Huff         Executive Vice President     February 5, 1999
W. Anthony Huff             and Director


/s/ John Ragland            Chief Financial and          February 5, 1999
John Ragland                Accounting Officer

                              U.S. TRUCKING, INC.

                       FORM SB-2 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION                   LOCATION

  3.3     Articles of Amendment to      Filed herewith electronically
          Articles of Incorporation
          effective September 8, 1998

  3.4     Articles of Amendment to      Filed herewith electronically
          Articles of Incorporation
          dated January 20, 1999

  5       Opinion of Krys Boyle         Filed herewith electronically
          Freedman & Sawyer, P.C.
          regarding the legality
          of the securities being
          registered

 10.3     Employment Agreement with     Filed herewith electronically
          Danny L. Pixler

 10.4     Employment Agreement with     Filed herewith electronically
          Anthony Huff

 10.5     Employment Agreement with     Filed herewith electronically
          John Ragland

 10.6     Lease Agreement dated         Filed herewith electronically
          January 1, 1997, between
          Gulf Northern Transport,
          Inc., Dan L. Pixler, and
          Sebrite Insurance Services,
          Inc.

 10.7     Lease Agreement dated         Filed herewith electronically
          March 5, 1998, between
          Gulf Northern Transport,
          Inc. and Dan Pixler for
          three tractors

 10.8     Lease Agreement dated         Filed herewith electronically
          September 23, 1998,
          between Gulf Northern
          Transport, Inc. and
          Thomas Financial Services

 10.9     Stock Exchange Agreements     Filed herewith electronically
          between U.S. Trucking and
          three shareholders dated
          January 29, 1999.

10.10     Loan and Security Agreement   Filed herewith electronically
          dated as of December 22,
          1998 between General Electric
          Capital Corporation and
          U.S. Trucking, Inc., et al.

10.11     Management Services Agree-    Filed herewith electronically
          ment dated December 30,
          1998, between Mid-Cal
          Express, Inc. and Gulf
          Northern Transport, Inc.

 21       Subsidiaries of the           Filed herewith electronically
          Registrant

 23.1     Consent of Krys Boyle         Contained in Exhibit 5
          Freedman & Sawyer, P.C.

 23.2     Consent of Bianculli,         Filed herewith electronically
          Pascale & Co. P.C.